Exhibit 4.8

SECURITIES EXCHANGE AGREEMENT

DATED 23 SEPTEMBER 2020

BY AND AMONG

LUFAX HOLDING LTD

(陆金所控股有限公司)

- and -

EACH INVESTOR LISTED IN SCHEDULE 1

i

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made on 23 September 2020

BY AND AMONG:

(1)

Lufax Holding Ltd (陆金所控股有限公司), an exempted company registered in the Cayman Islands whose registered office is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”); and

(2)	Each investor listed in Schedule 1 (collectively referred to as the “Investors” and each, an “Investor”),

(each, a “Party” and, collectively, the “Parties”). Each Person which executes and delivers a counterpart signature page to this Agreement as an “Additional Investor” after the date hereof and on or prior to the Additional Investors Deadline (as defined below) pursuant to Section 2.1 is referred to herein as an “Additional Investor”, and collectively as the “Additional Investors” and shall thereupon be deemed to have entered into, and be party to, this Agreement and the terms “Investor” and “Investors”, and “Party” and “Parties” shall thereafter be construed accordingly to include such Additional Investor and the Additional Investors, respectively.

RECITALS

A.	The Company is an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands.

B.

On the terms and subject to the conditions set out in this Agreement, the Company intends to issue one or more convertible promissory notes in the form attached in Schedule 2 Part A (each, an “Automatically Convertible Note” and collectively, the “Automatically Convertible Notes”) and/or Schedule 2 Part B (each, an “Optionally Convertible Note” and collectively, the “Optionally Convertible Notes”; and together with the Automatically Convertible Notes each, a “Note” and collectively, the “Notes”), of such type and in such principal amount as set forth opposite such Investor’s name in Schedule 1, to each Investor, and each Investor intends to purchase from the Company such Investor’s Note or Notes in exchange for the transfer by such Investor of all of the Class C Ordinary Shares held by such Investor to the Company.

IT IS ACCORDINGLY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement the following words and expressions shall (unless the context requires otherwise) have the following meanings:

“Account” is defined in Section 3.2.3.

“Additional Investors Deadline” means the earlier of (i) the date of closing of any Qualified Listing, or (ii) 30 September 2020, or such later date as the Company and any Investor may agree in writing, solely with respect to such Investor.

“Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise or (ii) the ownership of more than fifty per cent (50%) of a person’s voting securities. For the purpose of this Agreement, the Affiliates of the Parties do not include the Company; the Affiliates of the C-round Lead Investor shall be deemed to include the C-round Lead Investor Affiliate; and the Affiliates of the C-round Lead Investor Affiliate shall be deemed to include the C-round Lead Investor.

“Business Day” means a day (which for these purposes ends at 5:30 p.m. local time) on which banks are open for commercial business in the Cayman Islands, Qatar, Hong Kong and China other than a Friday, Saturday, Sunday or a public holiday.

“Claim” is defined in Section 7.3.

“Claim Notice” is defined in Section 7.3.1.

“Class A Ordinary Shares” means the class A ordinary Shares of USD0.00001 each in the capital of the Company, each having the rights and preferences set forth in (i) the Current Articles and, immediately following the Closing, in the Restated Articles, and (ii) the Shareholders Agreement.

“Class B Ordinary Shares” means the class B ordinary Shares of USD0.00001 each in the capital of the Company, each having the rights and preferences set forth in (i) the Current Articles and, immediately following the Closing, in the Restated Articles, and (ii) the Shareholders Agreement.

“Class C Ordinary Shares” means the class C ordinary Shares of USD0.00001 each in the capital of the Company, each having the rights and preferences set forth in (i) the Current Articles and, immediately following Closing, in the Restated Articles, and (ii) the Shareholders Agreement.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.2.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Company Conditions” is defined in Section 6.2.

“Company ESOP” means the Company’s employee stock option plan approved by the board of directors of the Company on 12 December 2014 and as amended from time to time.

“Company Phase II ESOP” means the Company’s employee stock option plan approved by the board of directors of the Company on 21 August 2015 and as amended from time to time.

“Company PSU Plan” means the Company’s employee performance share unit plan approved by the board of directors of the Company on 4 September 2019 and as amended from time to time.

“Company Warranties” means the representations and warranties of the Company as set out in Schedule 3.

“Conditions” means the Company Conditions and the Investor Conditions.

“Confidential Information” means any information of a confidential or commercially sensitive nature (however stored), whether or not marked as such, relating to the business, customers or financial or other affairs of the Investor or any Group Company, including without limitation any information set out in Section 13.2.

“Conversion Shares” means the Class A Ordinary Shares issued upon any conversion of the Notes in accordance with the terms and conditions set out therein.

“Convertible Promissory Note Holder(s)” means China Ping An Insurance Overseas (Holdings) Limited, An Ke Technology Company Limited and/or any other holder of any of the Convertible Promissory Notes from time to time.

“Convertible Promissory Notes” means, together:

(a)    the USD1,015,976,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited on 8 October 2015; and

(b)    the USD937,824,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited and subsequently transferred to An Ke Technology Company Limited, in each case on 8 October 2015, and in each case, as amended pursuant to the Amendment and Supplemental Agreement to the Share Purchase Agreement and the Convertible Notes dated as of August 31, 2020 among the Company and the Ping An Shareholders, and each a “Convertible Promissory Note”.

“Corporate Approvals” is defined in Section 6.1.1.

“C-round Investor” means any holder of Class C Ordinary Shares.

“C-round Lead Investor” means F3 Holding LLC.

“C-round Lead Investor Affiliate” means DIC Holding LLC.

“C-round Share Subscription Agreement” means the share subscription agreement dated 6 September 2018, as amended as of 27 November 2018 and 27 December 2018 and as may be amended from time to time thereafter in accordance with its terms, entered into by each of the C-round Investors party thereto and the Company.

“Current Articles” means the fourth amended and restated memorandum of association and the sixth amended and restated articles of association of the Company that are currently filed and are the effective memorandum and articles of association of the Company as at the date of this Agreement.

“Encumbrance” means any rights of pledge, mortgage, liens or attachments or similar charges, right of first refusal, right of pre-emption, third party right or any other encumbrance having similar effect.

“Exchange Shares” means, with respect to each Investor, the number of Class C Ordinary Shares set forth opposite such Investor’s name in Schedule 1.

“Fully Diluted Basis” means all outstanding Shares assuming the issuance of all Shares issuable upon conversion or exercise of any outstanding convertible securities of the Company, including without limitation the Convertible Promissory Notes and all Class A Ordinary Shares reserved for issuance pursuant to the Company ESOP, Company Phase II ESOP and Company PSU Plan.

“Governmental or Regulatory Authority” means any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization.

“Group Company” and “Group Companies” means, individually and collectively, the Company and its Subsidiaries as at the Closing, including without limitation all the entities in which the Company or any of its Subsidiaries is directly or indirectly interested by virtue of a variable interest entity (VIE) arrangement, and “Group” shall be interpreted accordingly.

“HKIAC” is defined in Section 21.2.

“HKIAC Rules” is defined in Section 21.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnified Party” is defined in Section 7.1.

“Investor Conditions” is defined in Section 6.1.

“Investor Warranties” means the several representations and warranties of each of the Investors as set out in Schedule 4.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, notice, official policy, guideline or interpretation of any Governmental or Regulatory Authority.

“Loan Facility” means the Facility Agreement dated 13 February 2020 for Wincon HK (as borrower), arranged by Citigroup Global Markets Asia Limited and The Hongkong and Shanghai Banking Corporation Limited.

“Long-stop Date” means, in respect of each Investor, the earlier of (i) the date of closing of any Qualified Listing, or (ii) 31 December 2020, or such later date as the Company and that Investor may agree in writing.

“Loss” and “Losses” are defined in Section 7.1.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental or Regulatory Authority or other enterprise or entity of any kind or nature.

“Ping An Shareholders” means An Ke Technology Company Limited, a company registered in Hong Kong and China Ping An Insurance Overseas (Holdings) Limited, a company registered in Hong Kong.

“PRC” or “China” means the People’s Republic of China, which for the purposes of this Agreement, excludes Hong Kong, the Special Administrative Region of Macao and Taiwan.

“PRC Capital Gains Tax” means, with respect to any Investor, any Taxes imposed in the PRC pursuant to the PRC Corporate Income Tax Law and/or the Detailed Implementation Rule of the PRC Corporate Income Tax Law in respect of capital gains arising to such Investor as a result of the transactions contemplated by this Agreement.

“Principal Amount” means, with respect to each Investor, the aggregate amount set forth opposite such Investor’s name in Schedule 1 with respect to such Investor’s Note or Notes.

“Qualified Listing” has the meaning ascribed to such term in the Securityholders Agreement.

“Restated Articles” means the fourth amended and restated memorandum of association and the seventh amended and restated articles of association of the Company to be adopted on or prior to the first Closing Date to occur under this Agreement, with effect upon the consummation of such first Closing, in the form attached hereto as Schedule 5.

“Retained Amount” is defined in Section 3.4.

“Return Amount” means, with respect to each Investor, an amount equal to the return represented by interest on the aggregate subscription amount paid to the Company in consideration for the issuance of its Exchange Shares (which amount, for the avoidance of doubt, is equal to such Investor’s Principal Amount) accruing at a rate of six percent (6%) per annum, computed on the basis of the actual number of days elapsed (including the first day and the last day) and a year of three hundred sixty-five (365) days, from, and including, the date on which such Exchange Shares were issued by the Company to, and including, the Closing Date.

“Securityholders Agreement” means the securityholders agreement to be entered into among the Company, the Ping An Shareholders, Tun Kung and the Investors on the Closing Date in the form attached hereto as Schedule 4.

“Shareholders Agreement” means the amended and restated shareholders agreement entered into among the Company and its shareholders on 31 January 2019, as amended from time to time.

“Shares” means collectively the ordinary shares (including Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares) in the share capital of the Company.

“Special Resolution” has the meaning ascribed to such term in the Current Articles.

“Subsidiary” means, as to any Person, any Person (A) of which such first Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, (B) of which such first Person possesses the right to elect more than fifty percent (50%) of the directors or Persons holding similar positions through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise, (C) which such first Person otherwise controls through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise or (D) the financial position and results of operation of which such first Person could be consolidated if preparing financial statements under International Financial Reporting Standards.

“Tax” or “Taxes” means any federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, levy, surcharge or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Transaction Documents” means collectively this Agreement, the Notes, the Securityholders Agreement, and the Restated Articles.

“Tun Kung” means Tun Kung Company Limited, a company registered in the British Virgin Islands.

“USD”, “United States Dollars” or “US$” means United States dollars, the lawful currency of the United States of America.

“Wincon HK” means Wincon Hong Kong Investment Company Limited, a company incorporated in Hong Kong whose registered office is at 26th Floor, Three Exchange Square, 8 Connaught Place, Central, Hong Kong.

1.2.	In this Agreement (unless the context otherwise requires):

1.2.1

words and phrases which are defined or referred to in or for the purposes of the Companies Law as each is in force on the date of this Agreement have the same meanings in this Agreement (unless otherwise expressly defined in this Agreement);

1.2.2

reference to any gender includes all genders, references to the singular includes the plural (and vice versa), and references to persons includes bodies corporate, unincorporated associations and partnerships (whether or not any of the same have a separate legal personality);

1.2.3	reference to a statute or a statutory provision includes reference to:

(a)

the statute or statutory provision as modified or re-enacted or both from time to time, except to the extent that any modification, amendment, consolidation, re-enactment or replacement made after the date of this Agreement would increase the liability of any of the Parties; and

(b)	any subordinate legislation made under the statutory provision (as modified or re-enacted as set out (but subject to the exception) in Section 1.2.3(a) above);

1.2.4	reference to writing includes any method of representing or reproducing words in a legible form;

1.2.5	reference to a Section or Schedule is to a Section of, or Schedule to, this Agreement, and reference to a paragraph is to a paragraph of a Schedule to this Agreement;

1.2.6	reference to the Parties to this Agreement includes their respective permitted assigns;

1.2.7	reference to any Party to this Agreement comprising more than one person includes each person constituting that Party;

1.2.8	the contents list and headings are for ease of reference only and shall not affect the construction or interpretation of this Agreement;

1.2.9	this Agreement hereby incorporates all schedules and exhibits attached herewith, which shall be deemed an integral part hereof;

1.2.10	words denoting the singular include the plural and vice versa;

1.2.11

general words shall not be given a restrictive meaning by reason of their being preceded or following by words indicating a particular class of matters or by examples falling within the general words and, accordingly, any phrase introduced by the terms “other”, “including”, “including without limitation”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding them; and

1.2.12

if any amount in a certain currency is to be translated into an equivalent amount in another currency, such translation shall be done at the relevant daily spot rate of exchange reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page at the end of the day on the second Business Day immediately prior to the date on which such amount is required to be paid.

1.3.

Unless otherwise specifically provided, where any resolution or document is required by this Agreement to be signed by any person, the reproduction of the signature of such person by fax or email attaching a true pdf copy shall suffice, provided that the original signed resolution or document is despatched in the manner provided in Section 19.

2.	EXCHANGE OF CLASS C ORDINARY SHARES FOR NOTES

2.1.

On the terms and subject to the conditions of this Agreement, each of the Investors shall, severally but not jointly, sell and transfer to the Company, such Investor’s Exchange Shares, without any Encumbrance, and in consideration for which the Company shall issue and sell to such Investor its Note or Notes of such type and in such principal amount as set forth opposite such Investor’s name in Schedule 1, without any Encumbrance. From the date hereof until the Additional Investor Deadline, (i) the Company may agree to issue and allot a Note or Notes to one or more Additional Investors, in consideration of the transfer by such Additional Investors of its Exchange Shares, in an aggregate principal amount equal to the subscription amount paid to the Company in consideration for the issuance of such Additional Investor’s Exchange Shares, (ii) each such Additional Investor shall execute and deliver to the other Parties a counterpart signature page to this Agreement as an “Additional Investor”, and (iii) Schedule 1 hereto shall be deemed amended to include each Additional Investor and its respective information, including without limitation the principal amount and type of such Note or Notes for such Additional Investor as agreed between the Company and such Additional Investor.

3.	CLOSING

3.1.

Subject to Section 6, the consummation of the transactions contemplated by Section 2.1 by the Company and each Investor (the “Closing”) shall take place at Davis Polk & Wardwell, Hong Kong on 30 September 2020 or, at such other time and place as the Company and such Investor agree in writing.

3.2.	Concurrently by no later than 4:30pm Hong Kong time on the date of the Closing (the “Closing Date”):

3.2.1	The Company shall deliver to each Investor:

(a)

unless the relevant Condition has been waived, certified true copies of all resolutions approved by the shareholders of the Company and board of directors of the Company related to (i) the transactions contemplated by this Agreement and the other Transaction Documents; and (ii) the adoption of the Restated Articles on or prior to the first Closing Date to occur under this Agreement, with effect upon the consummation of such first Closing;

(b)	such Investor’s Note or Notes of such type and in such principal amount as set forth opposite such Investor’s name in Schedule 1, executed by the Company;

(c)

the Securityholders Agreement (to be dated as of the Closing Date) executed by the Company, the Ping An Shareholders, Tun Kung and each of the other Investors which is consummating or has consummated the Closing on or prior to the Closing Date; and

(d)	the Restated Articles as adopted on or before the first Closing Date to occur under this Agreement, with effect upon the consummation of such first Closing.

3.2.2	Each Investor shall deliver to the Company:

(a)

certified copies of all resolutions or equivalent documents approved by the governing body of such Investor relating to the transactions contemplated by this Agreement and the other Transaction Documents;

(b)	the share certificate representing such Investor’s Exchange Shares;

(c)	such Investor’s Note or Notes of such type and in such principal amount as set forth opposite such Investor’s name in Schedule 1, executed by such Investor; and

(d)	the Securityholders Agreement executed by such Investor.

3.3.	On the Closing Date,

3.3.1

the Company shall deposit such Investor’s Return Amount, less such Investor’s Retained Amount, by wire transfer of USD in immediately available funds to the bank account set forth opposite such Investor’s name in Schedule 1 or as otherwise provided by such Investor to the Company (with respect to each Investor, its “Account”), and the Company shall deliver to such Investor the “MT-103” or equivalent written evidence of the initiation of wiring of such amount to its Account for payment of USD;

3.3.2

all documents and items delivered at Closing pursuant to Sections 3.2.1 and 3.2.2, shall be held by the recipient to the order of the Party delivering the same until such time as Closing shall have taken place pursuant to Section 3.3.3; and

3.3.3	simultaneously with:

(a)

delivery of all documents and items required to be delivered at Closing (or waiver of such delivery by the Party entitled to receive the relevant document or item) in accordance with Sections 3.2.1 and 3.2.2; and

(b)

delivery to such Investor of the “MT-103” or equivalent written evidence of the initiation of wiring of such Investor’s Return Amount, less its Retained Amount, to its Account in accordance with Section 3.3.1, the documents and items delivered pursuant to Sections 3.2.1 and 3.2.2 shall cease to be held to the order of the Party delivering them and Closing shall have taken place.

3.3.4	On the Closing Date, following Closing, the Company shall deliver:

(a)

a pdf scanned copy of the updated register of Noteholders reflecting such Investor as the holder of the Investor’s Note or Notes of such type and in such principal amount as set forth opposite such Investor’s name in Schedule 1; and

(b)	a pdf scanned copy of the updated register of members of the Company reflecting the repurchase and cancellation of such Investor’s Exchange Shares.

3.4.

The Company shall withhold or deduct an amount equal to ten percent (10%) of the Return Amount (with respect to each Investor, its “Retained Amount”) from the payment of the Return Amount to each Investor pursuant to Section 3.3. Within ten (10) Business Days after the receipt by the Company of: (a) a copy of the acknowledgement receipt issued by the relevant PRC Tax Bureau in relation to the filing made by such Investor under the “Announcement of the State Taxation Administration on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises” Public Notice [2015] No. 7 (国家税务总局关于非居民企业间接转让财产企业所得税若干问题的公告 国家税务总局公告2015 年第7 号) issued by the China State Administration of Taxation (“Public Notice 7”) to the competent, in-charge PRC Tax Bureau with respect to the transactions contemplated by this Agreement (such report, the “Transaction Report” and such tax bureau, the “Tax Bureau”); and (b) (i) with respect to any Investor entitled to an exemption from PRC Capital Gains Tax under an applicable double-tax treaty, a receipt chopped by the Tax Bureau evidencing completion of the tax filing made by such Investor under the “Administrative Measures on Non-resident Taxpayers Claiming Tax Treaty Benefits” Public Notice No. 35 (each, a “Tax Treaty Filing”) with the Tax Bureau, or (ii) a tax payment certificate chopped by the Tax Bureau evidencing payment by such Investor of such Investor’s PRC Capital Gains Tax to the Tax Bureau (each, a “Tax Payment Certificate”), the Company shall pay such Investor’s Retained Amount by wire transfer of USD in immediately available funds to its Account, and deliver to such Investor the “MT-103” or equivalent written evidence of the initiation of wiring of such amount to its Account for payment of USD.

3.5.

Each Investor shall prepare and file, in a timely manner in accordance with applicable Laws, its Transaction Report and, if applicable, its Tax Treaty Filing, and shall comply with its obligations under applicable Law with respect to any PRC Capital Gains Tax. The Company shall, and shall procure that its duly authorised agents, promptly cooperate in good faith with any reasonable request by any Investor for information from the Company necessary or appropriate for such Investor’s preparation of its Transaction Report and, if applicable, its Tax Treaty Filing.

3.6.

No provision of Section 3.4 or Section 3.5 shall require any Investor to provide any information or documentation to the Company if that Investor believes that any such information or documentation is confidential or that the provision of such information or documentation to the Company would be prejudicial to the affairs of that Investor or any of its Affiliates.

3.7.

Each Investor shall indemnify and hold the Company harmless against any and all Losses, incurred or sustained by any Group Company, directly or indirectly, as a result of any PRC Capital Gains Tax allocable to that Investor. Sections 7.5 to 7.7 shall apply to the indemnity given by the Investors under this clause as they apply to the Company’s indemnity under Section 7.1, mutatis mutandis.

4.	WARRANTIES

4.1.	As of the date of this Agreement and the Closing Date, the Company hereby represents and warrants to each of the Investors that each of the Company Warranties is true and accurate.

4.2.

As of the date of this Agreement and the Closing Date, each Investor, severally but not jointly, hereby represents and warrants to the Company that each of the Investor Warranties is true and accurate with respect to such Investor.

4.3.	Neither the Company nor any Investor shall be liable under this Section 4 with respect to any action taken in accordance with and pursuant to express provisions of the Transaction Documents.

5.	COVENANTS

5.1.	Further Assurances.

5.1.1

The Company shall have responsibility for satisfaction of the Conditions in Sections 6.1.2 and 6.1.4, and shall use its best efforts to obtain satisfaction of the Conditions in Sections 6.1.1 and 6.2.1, and each of the Investors shall have responsibility for satisfaction of the Condition in Section 6.2.3 with respect to itself, and thereafter the Parties shall work together, where applicable, to effectuate transactions contemplated by this Agreement as soon as reasonably practicable. Without limiting the generality of the foregoing, each Party shall, as soon as reasonably practicable: (i) make all filings and give all notices required to be made or given by such Party in connection with the transactions contemplated by this Agreement; and (ii) use its best efforts to obtain any consent required to be obtained (pursuant to any applicable Law, contract or otherwise) by such Party in connection with the transactions contemplated by this Agreement.

5.1.2

At any time if the Party responsible for satisfaction of a Condition becomes aware of a fact or circumstance that might reasonably be expected to prevent such Condition being satisfied, or if a Party becomes aware of a fact or circumstance that might reasonably be expected to prevent any other Condition being satisfied, it shall inform the other Parties in writing immediately.

5.1.3

Each Party shall, subject to applicable Law and the attorney-client privilege: (a) give the other Parties prompt notice of the commencement of any legal proceeding by or before any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement; (b) keep the other Parties informed in writing as to the status of any such legal proceeding; and (c) promptly inform the other Parties in writing of any communication from any Governmental or Regulatory Authority regarding the transactions contemplated by this Agreement.

5.1.4

Except as expressly set forth in the Securityholders Agreement or in connection with any Tax Treaty Filing, the Company agrees that it has not entered with any Investor on or prior to the date of this Agreement, and undertakes that it will not enter with any Investor or other Shareholders on or after the date of this Agreement in connection with any of the transactions contemplated by this Agreement, into any agreement or contractual arrangement which grants to such Investor or other Shareholder more favourable terms or treatment than those granted to any Investor under the this Agreement, the Securityholders Agreement and the Restated Articles. If any such agreement or contractual arrangement has been or is entered into by the Company, the Company shall notify the Investors as soon as possible but in any event not later than ten (10) Business Days after the later of (i) the date of this Agreement; and (ii) the entry into such agreement or contractual arrangement, and provide to the Investors in writing the relevant details of such more favourable terms and such further details as the Investors may reasonably request. The Company shall offer (or procure to offer) unconditionally such more favourable terms or treatment to each of the Investors, and each such Investor shall have the right, at its sole discretion, to elect to receive such favourable terms or treatment, and upon the election of any such Investor, the Company is obliged to agree to and effect such favourable terms or treatment with respect to it. For the purpose of this Section 5.1.4, any of the following would constitute an example of a more favourable term to any Investor or other Shareholder if given in connection with any of the transactions contemplated by this Agreement:

(a)

if any Investor or other Shareholder is exchanging its Shares for any securities with a lower conversion price than (i) in the case of Automatically Convertible Notes, the lower of the per share issue price of such Shares or the issue price per share in the Qualified Listing or a higher interest rate than as set forth in the Notes; or (ii) in the case of Optionally Convertible Notes, the Conversion Price as set out in the Notes (and adjusted from time to time in accordance with the Notes);

(b)

if any Investor or other Shareholder is exchanging its Shares for any securities which are convertible into securities other than Class A Ordinary Shares, or which convert or are convertible in circumstances other than as set out in the Notes or on closing of a Qualified Listing;

(c)	if any Investor or other Shareholder has governance right(s) other than those set out in the Shareholders Agreement, the Securityholders Agreement and Restated Articles;

(d)

if there is any contractual arrangement between any Group Company and any Investor or other Shareholder that would result in such Investor or other Shareholder being entitled to receive better economic interest or preferential return from its exchange of Shares than the economic interest or preferential return to which the Investors are entitled under this Agreement or otherwise from the issuance of the Notes (including for the avoidance of doubt any downside protection); or

(e)

if the representations and warranties regarding the issuance of Notes, the Shares, the Conversion Shares, the Group Companies and their businesses, and due diligence information provided by the Company to any Investor or other Shareholder, are wider in scope or more extensive (in the case of the representations and warranties, as compared with the Company Warranties set out in Schedule 3 hereto).

6.	CONDITIONS TO CLOSING

6.1.

The Investor Closing Conditions. The obligations of each Investor to consummate the Closing are subject to the fulfilment or waiver by such Investor on or prior to the Closing of each of the following applicable conditions (collectively, the “Investor Conditions”):

6.1.1

Corporate Approvals. (a) The shareholders of the Company shall have approved by Special Resolution and the board of directors of the Company shall have approved (i) the transactions contemplated by this Agreement and (ii) the adoption of the Restated Articles; and (b) the Ping An Shareholders and Tun Kung shall have provided written consent to the transactions contemplated by this Agreement pursuant to clause 14.3 of the Shareholders Agreement (the approvals set forth in clause (a) and (b) above, the “Corporate Approvals”); and the Ping An Shareholders, Tun Kung and each of the other Investors which is consummating or has consummated the Closing on or prior to the Closing Date shall have executed and delivered the Securityholders Agreement to the Company.

6.1.2

Satisfaction of Rights. The Company shall have satisfied all of its obligations with respect to the respective pre-emptive rights of its Shareholders under the Current Articles and the Shareholders Agreement in respect of or in connection with the issuance of the Notes.

6.1.3

Representations and Warranties. The Company Warranties shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.1.4

Performance. The Company shall have, in all material respects, performed and complied with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.1.5

No Injunction, Order, Etc. There shall be no injunction, order or decree of any nature of any court or Governmental or Regulatory Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Transaction Documents.

6.1.6

No Change in Law. There shall be no Laws, directives, orders, pronouncements or other guidance issued by any Governmental or Regulatory Authority that prohibit, restrain, enjoin or otherwise have a material adverse effect on the corporate structure or ownership of the Group Companies or the foreign ownership of the Company.

6.2.

Company Conditions. The obligations of the Company to consummate the Closing with respect to an Investor are subject to the fulfilment or waiver by the Company on or prior to the Closing of each of the following conditions (collectively, the “Company Conditions”):

6.2.1

Corporate Approvals. The Corporate Approvals shall have been obtained; and the Ping An Shareholders, Tun Kung and each of the Investors which is consummating or has consummated the Closing on or prior to the Closing Date shall have executed and delivered the Securityholders Agreement to the Company.

6.2.2

Representations and Warranties. The Investor Warranties with respect to the relevant Investor shall be, in all material respects, true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2.3

Performance. The relevant Investor shall have, in all material respects, performed and complied with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.2.4

No Injunction, Order, Etc. There shall be no injunction, order or decree of any nature of any court or Governmental or Regulatory Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Transaction Documents.

6.2.5

No Change in Law. There shall be no Laws, directives, orders, pronouncements or other guidance issued by any Governmental or Regulatory Authority that prohibit, restrain, enjoin or otherwise have a material adverse effect on the corporate structure or ownership of the Group Companies or the foreign ownership of the Company.

6.3.

For the avoidance of doubt, it shall not be a condition to the obligations of the Company and any Investor to consummate the Closing with respect to such Investor that any other Investor shall have consummated the Closing.

7.	INDEMNIFICATION

7.1.

Indemnification. Subject to the terms, conditions and limitations set forth in this Agreement, from and after the Closing, the Company shall indemnify and hold each Investor (each, an “Indemnified Party”) harmless against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys’ fees, and expenses of investigation and defence (hereinafter individually a “Loss” and collectively “Losses”), incurred or sustained by the Indemnified Party, directly or indirectly, whether or not arising out of a claim by a third party, as a result of any breach of any of the Company Warranties.

7.2.

Maximum Liability. The maximum aggregate liability of the Company in respect of all liability of the Company (including all Claims arising from the Company Warranties) to any Indemnified Party pursuant to this Agreement and the C-round Share Subscription Agreement shall not exceed, in aggregate, an amount equal to such Indemnified Party’s Principal Amount, provided, however, that such limit shall not apply with respect to Claims arising out of any fraud or intentional misrepresentation.

7.3.

Indemnification Procedure. Any of the Investors may elect to make a claim for indemnification (a “Claim”) for breaches of the Company Warranties hereunder. All Claims by any of the Investors under this Agreement shall be asserted and resolved as follows:

7.3.1

an Indemnified Party shall deliver a notice notifying the Company with reasonable promptness of such Claim and specifying the nature of and basis for such Claim, together with the amount thereof, or if not then reasonably ascertainable, the estimated amount thereof, determined in good faith (a “Claim Notice”). The failure by any Indemnified Party to give the Claim Notice shall not impair such Indemnified Party’s rights hereunder;

7.3.2

if the Company notifies any Indemnified Party that it does not dispute its liability to such Indemnified Party with respect to such Claim, or fails to notify such Indemnified Party within fifteen (15) days whether the Company disputes its liability to such Indemnified Party with respect to such third party Claim, the Losses in the amount specified in the Claim Notice will be conclusively deemed a liability of the Company hereunder, and the Company shall pay the amount of such Losses in the amount specified in the Claim Notice to such Indemnified Party on demand. If the Company has timely disputed its liability with respect to such Claim, and such dispute is not resolved between the Company and such Indemnified Party within thirty (30) days after the date on which the Company delivered notice to such Indemnified Party that it disputes its liability with respect to such Claim, such dispute shall be resolved by arbitration in accordance with Section 21.2 hereof; and

7.3.3

the Company agrees that any payment made pursuant to this Section 7 shall include a gross-up for Taxes sufficient to indemnify the Indemnified Party for any Taxes incurred on the payment, i.e. leaving the Indemnified Party with the received amounts, net of all Taxes, as it would have received had there been no Taxes.

7.4.

Exclusions. The Company shall not be liable in respect of a Claim and thus no compensation shall be due only to the extent that such Claim is attributable to, or the amount of such Claim is increased as a result of, any:

7.4.1

change in applicable Laws coming into effect from the date of this Agreement or any amendment to or the withdrawal of any practice previously published by a Governmental or Regulatory Authority, in either case occurring from the date of this Agreement, whether or not such change, amendment or withdrawal purports to have retroactive effect in whole or in part;

7.4.2	new interpretation of existing Law by a Governmental or Regulatory Authority in a judgment or decision published after the Closing Date;

7.4.3	change after the Closing Date in the accounting bases on which any of the Group Companies values its assets or a change in the Tax structure or corporate structure of any of the Group Companies; or

7.4.4

change after the Closing Date of the date to which the Group Companies make up their statutory accounts or Tax accounts or in the bases, methods or policies of accounting (including Tax accounting) of the Group Companies.

7.5.

Mitigation. Nothing in this Agreement shall be deemed to relieve any Indemnified Party from any duty under applicable Laws to mitigate any Losses incurred by it as a result of any breach of the Company Warranties. The relevant Indemnified Party shall take reasonable steps and give reasonable assistance to avoid or mitigate any Claims or damage which, in the absence of mitigation, might give rise to a liability in respect of any Claims.

7.6.

No Double Recovery. Any Indemnified Party shall not be entitled to recover from the Company more than once in respect of any one matter if more than one of the Company Warranties and/or any provision of this Agreement and/or the C-round Share Subscription Agreement is breached.

7.7.

Exclusive Remedy. After the Closing, Section 7.1 will provide the exclusive remedy of the Investors for any misrepresentation or breach of Company Warranties arising from this Agreement or the transactions contemplated hereby.

8.	FORCE MAJEURE

8.1.

No Party shall be liable to the others or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure was beyond that Party’s reasonable control (including, without limitation, any strike, lockout or other industrial action, act of God, war or threat of war, accidental or malicious damage, settlement system failure or interruption, banking operation suspension or interruption, prohibition or restriction by any Governmental or Regulatory Authority having jurisdiction over the relevant Party or other events recognized as force majeure events by normal international commercial customs).

8.2.

A Party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out in Section 8.1 must immediately notify the other Parties of the nature and extent of the circumstances in question, and shall provide sufficient evidence for reasonable assessment by the other Parties of the occurrence and continuance of the events set out in Section 8.1 within fifteen (15) days after such occurrence.

8.3.	This Section 8 shall cease to apply when such circumstances have ceased to have effect on the performance of this Agreement.

9.	TERMINATION AND SURVIVAL

9.1.

Prior to the Closing, the Company or any Investor may terminate this Agreement with respect to the transactions contemplated by this Agreement between the Company and such Investor by written notice to the other Party if the other Party is in material breach of this Agreement and fails to remedy such breach within thirty (30) days after receipt of notice from the Party requiring such remedy.

9.2.

Upon the expiration of the Long-stop Date, if the Closing has not yet occurred, the Company or any Investor may terminate this Agreement with respect to the transactions contemplated by this Agreement between the Company and such Investor by written notice to the other Party, provided that the right to terminate this Agreement pursuant to this Section 9.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to occur prior to the expiration of the Long-stop Date.

9.3.

Upon termination with respect to the transactions between the Company and any Investor pursuant to this Section 9, this Agreement shall cease to have any force and effect as between the terminating Parties except in respect of:

9.3.1	Sections 1, 9.3, and 10 through 23; and

9.3.2	any rights or remedies accrued to either such terminating Party prior to the termination of this Agreement, including without limitation any rights or remedies arising under Section 7.

10.	TAXES AND COSTS

Except as otherwise provided herein, each Party shall be responsible for all Taxes, fees and expenses incurred by it in relation to the transactions contemplated under this Agreement.

11.	SEVERAL AND NOT JOINT

11.1.	Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that:

11.1.1

the obligations of each Investor under this Agreement and the other Transaction Documents are several, and not joint or joint and several with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document;

11.1.2

the failure to perform, or the waiver of performance of, any obligations under this Agreement or any other Transaction Document (including without limitation the consummation of the Closing) by one Investor shall not affect the rights or obligations of any other Investor, and, in particular, the failure by one Investor to comply with its Closing obligations under Section 3.2.2 shall not affect the consummation of the issuance of Notes, and sale and purchase of Exchange Shares, to and by any other Investor;

11.1.3	the knowledge of one Investor in connection with this Agreement or other Transaction Documents shall not be imputed on any other Investor; and

11.1.4

each Investor shall be entitled to enforce its rights independently, including without limitation the rights arising out of this Agreement and any other Transaction Document to which it is a party, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

11.2.

Each of the rights and obligations of the C-round Lead Investor Affiliate under this Agreement may be exercised or fulfilled (as applicable) by the C-round Lead Investor on behalf of the C-round Lead Investor Affiliate. Notwithstanding the foregoing, in all circumstances, the liability of each of the C-round Lead Investor and the C-round Lead Investor Affiliate shall be several, and not joint or joint and several.

11.3.

For the avoidance of doubt, the C-round Lead Investor shall be entitled to make any Claim on behalf of the C-round Lead Investor Affiliate in accordance with Section 7.3 for any breach of any of the Company Warranties.

12.	NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to constitute a partnership between the Parties or any of them, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Documents.

13.	ANNOUNCEMENTS AND CONFIDENTIALITY

13.1.

No announcement concerning this Agreement or the other Transaction Documents shall be made by any Party (whether prior to or after the Closing Date) without the prior approval of the other Parties except for such announcement as may be required by applicable Laws or the rules of a stock exchange binding on the relevant Party, in which event the disclosing Party shall notify the other Parties and take into consideration reasonable comments made by such other Parties.

13.2.

In addition to the foregoing, the Parties understand and acknowledge that this Agreement and other Transaction Documents, the oral or written information exchanged between or obtained by the Parties and their Affiliates as a result of the Transaction Documents, the information related to any dispute arising from or in connection with the performance, interpretation, breach, termination or validity of the Transaction Documents are all Confidential Information. The Parties shall, and shall procure each of their representatives (including but not limited to any senior management staff, director, employee, shareholder, agent or Affiliate) shall, keep confidential and not disclose to any third party (excluding any shareholder, investor or potential investor, Affiliate and professional advisor of the Company or of any of the Investors) the Confidential Information unless:

13.2.1

the Confidential Information is or becomes generally available to the public other than as a result of a disclosure by a Party or its representatives in breach of any Transaction Documents to which such Party is bound or a third party source that was bound by a confidentiality agreement;

13.2.2	the Confidential Information was available to the Party or its representatives on a non-confidential basis prior to its disclosure by another Party hereto or its representatives;

13.2.3

the Confidential Information is required to be disclosed under applicable Law, including but not limited to the disclosure made in accordance with any listing rule or any securities regulatory authority, in which case the Party having a disclosure obligation shall, at the reasonable time before the disclosure, consult other Parties over such disclosure and shall, as per the requirements of other Parties, seek possible confidential treatments for the Confidential Information subject to disclosure; or

13.2.4

the Confidential Information is required to be disclosed or submitted to any Governmental or Regulatory Authority in China or the Tax Bureau or is disclosed to any advisor, representative or agent of the Investors, in each case in connection with any filing with respect to Public Notice 7, including any Transaction Report, Tax Treaty Filing or obtaining any Tax Payment Certificate.

14.	SUCCESSORS IN TITLE

This Agreement shall be binding upon and enure for the benefit of each Party’s successors in title. This includes any successor to any Note transferred in accordance with such Note, the Restated Articles and the Securityholders Agreement (as applicable to such transfer). No Party shall assign this Agreement without the written consent of the other Parties.

15.	ENTIRE AGREEMENT

15.1.

This Agreement, the other Transaction Documents and the documents in the agreed form that are attached as schedules and exhibits hereto constitute the entire agreement between the Parties in respect of the subject matter of this Agreement.

15.2.	For the avoidance of doubt:

15.2.1	the Transaction Documents supersede and extinguish any representations and/or warranties previously given or made;

15.2.2

each of the Parties acknowledges to the others (and shall execute the Transaction Documents in reliance upon such acknowledgement) that it has not been induced to enter into any such documents by, nor relied upon, any express or implied representation or warranty other than the representations and/or warranties contained in the Transaction Documents; and

15.2.3

absent fraud, each Party irrevocably and unconditionally waives any right which it may have to claim damages in respect of or rescind this Agreement or any of the other Transaction Documents by reason of any misrepresentation or warranty not set out in any such document.

15.3.	Each of the Parties acknowledges and agrees that the provisions of this Section 15 are reasonable.

16.	VARIATIONS

No variation of this Agreement or any of the documents in the agreed form that are attached as schedules and exhibits hereto shall be valid unless it is in writing and signed by or on behalf of each Party.

17.	WAIVER

No waiver by any Party of any breach or non-fulfilment by any other Parties of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision, and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of a Party under this Agreement are cumulative and not exclusive of any rights and remedies provided by Law.

18.	SEVERABILITY

The invalidity, illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

19.	NOTICES

19.1.

All notices and other communications required or permitted hereby shall be in writing and addressed to the relevant recipient in the manner provided below, and shall be deemed to have been duly and sufficiently given only if: (a) delivered either personally by hand, or by an international courier service (which, in the case of notices or other communications to the C-round Lead Investor and the C-round Lead Investor Affiliate, provides delivery service in Qatar), and, in each case, (b) confirmed by email to the relevant recipient not less than twenty-four (24) hours after such delivery.

19.2.

Notices shall be deemed effective if given on a Business Day, in the manners prescribed in Section 19.1, by 1:30 p.m. in the place of receipt or on the following Business Day if completed after 1:30 p.m.

19.3.	All notices and other communications to any Investor in relation to this Agreement should be addressed to the address of such Investor set forth opposite such Investor’s name on Schedule 1.

19.4.	All notices and other communications to the Company in relation to this Agreement should be addressed to:

Lufax Holding Ltd

[***]

Attention: [***]

Email: [***]

With a copy to:

Attention: [***]

Email: [***]

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts (including the counterpart of any Additional Investor which executes and delivers such counterpart pursuant to Section 2.1), each of which when executed by one or more of the Parties shall constitute an original but all of which shall constitute one and the same instrument. This Agreement may also be executed and delivered via electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Company and the Investors agree that this Agreement shall become effective and be binding immediately as between such Parties when each such Party shall have received counterparts hereof signed by all of such other Parties on the date first hereinabove mentioned, and shall not be conditional on, or affected by, the entry into this Agreement by any Additional Investor.

21.	GOVERNING LAW AND DISPUTE RESOLUTION

21.1.	This Agreement will be governed by and construed in accordance with the Laws of Hong Kong without giving effect to conflict of laws principles.

21.2.

Disputes between the Parties shall be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules, except as amended as follows:

21.2.1	there shall be three (3) arbitrators to be appointed in accordance with the HKIAC Rules;

21.2.2	the language to be used in the arbitral proceedings shall be English;

21.2.3

subject to the overall discretion of the arbitration tribunal, the costs of the arbitration, including the HKIAC’s and arbitrators’ fees and legal costs, shall be borne by the Party losing the arbitration;

21.2.4

while such dispute is being arbitrated under this Section 21.2, none of the Parties shall be permitted to disclose any information or details relating to such dispute without the written consent of the other Parties to the dispute, except (i) to the Parties’ professional advisors and the Parties’ Affiliates and their respective professional advisors; and (ii) as may be required by applicable Laws or under the rules of any securities exchange; and

21.2.5	other than the matter being disputed, the Parties shall continue to perform their respective obligations under this Agreement, which are not in dispute.

21.3.	The award of the arbitration tribunal shall be final and binding. The Parties shall waive their rights of appeal, if any, to the extent allowed by Law.

22.	THIRD PARTY RIGHTS

Any Person who is not a named party to this Agreement shall have no right under the Contract (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement.

23.	LANGUAGE VERSION

This Agreement is prepared and signed in English. Any arbitration tribunal or court having jurisdiction over a dispute relating to this Agreement shall interpret this Agreement based on the English version.

IN WITNESS of which the Parties or their duly authorised representatives have executed this Agreement.

For and on behalf of Lufax Holding Ltd (陆金所控股有限公司)

By:	/s/ Renjie Li
Name:	Renjie Li
Title:	Chairman of the Board

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of F3 Holding LLC

By:	/s/ Ahmad Al-Khanji
Name:	Ahmad Al-Khanji
Title:	Director

For and on behalf of DIC Holding LLC

By:	/s/ Abdulaziz Al-Sehlawi
Name:	Abdulaziz Al-Sehlawi
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of HS Investments AP13 Limited

By:	/s/ JOHN BISHOP
Name:	JOHN BISHOP
Title:	Alternate Director to James Nicolle

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of So Cheung Wing

By:	/s/ So Cheung Wing
Name:	So Cheung Wing
Title:	N/A

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Lux Holdings Limited

By:	/s/ ENA LEUNG
Name:	ENA LEUNG
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of LionRock LJS L.P.

By:	/s/ DANIEL TSEUNG
Name:	DANIEL TSEUNG
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of All-Stars PESP V Limited

By:	/s/ Weidong (Richard) Ji
Name:	Weidong (Richard) Ji
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Macquarie Capital Asian Fintech Investments Holdings LP acting by its general partner, Macquarie ASEAN Technology Investments Holdings GP Ltd.

By:	/s/ Colin Nestor
Name:	Colin Nestor
Title:	Director

By:	/s/ Glenn Mitchell
Name:	Glenn Mitchell
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of SBI Hong Kong Holdings Co., Limited

By:	/s/ MIYAZAKI MAKOTO
Name:	MIYAZAKI MAKOTO
Title:	Director

For and on behalf of SBI AI&Blockchain Investment LPS

By:	/s/ Katsuya Kawashima
Name:	Katsuya Kawashima
Title:	Representative Director & President of SBI Investment Co., Ltd, its General Partner

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of HS Investments (A) L.P.

By:	/s/ MARK COFFELL
Name:	MARK COFFELL
Title:	Director

For and on behalf of HS Investments (C) Limited

By:	/s/ MARK COFFELL, ANTHONY TENNANT
Name:	MARK COFFELL, ANTHONY TENNANT
Title:	Directors, Director One Limited Corporate Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of UBS AG, London Branch

By:	/s/ Lambda Li
Name:	Lambda Li
Title:	Managing Director

By:	/s/ Saad Slaoui
Name:	Saad Slaoui
Title:	Managing Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Hermitage Galaxy Fund SPC on behalf of Hermitage Fund Four SP

By:	/s/ Xiang Yuqiu
Name:	Xiang Yuqiu
Title:	CEO

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Broad Street Principal Investments L.L.C.

By:	/s/ Dom Totino
Name:	Dom Totino
Title:	Managing Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of United Overseas Bank Limited

By:	/s/ PEH KIAN HENG
Name:	PEH KIAN HENG
Title:	Executive Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Sabre Capital (Mauritius) Limited

By:	/s/ Roshila Ramluggun
Name:	Roshila Ramluggun
Title:	For and on behalf of Vistra Alternative Investments (Mauritius) Limited Company Secretary

By:	/s/ Sweeteeby Balloo
Name:	Sweeteeby Balloo
Title:	For and on behalf of Vistra Alternative Investments (Mauritius) Limited Company Secretary

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Rajendra Singh 2011 Florida Trust FBO Hersh Raj Singh

By:	/s/ Neera Singh
Name:	Neera Singh
Title:	Trustee

For and on behalf of Rajendra Singh 2011 Florida Trust FBO Samir Raj Singh

By:	/s/ Neera Singh
Name:	Neera Singh
Title:	Trustee

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of LMA SPC for the account of Map 248 Segregated Portfolio

By:	/s/ Aaron M. Nieman
Name:	Aaron M. Nieman
Title:	Investment Advisor, Map Q48

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Aaron Nieman

By:	/s/ Aaron M. Nieman
Name:	Aaron M. Nieman
Title:	Shareholder

For and on behalf of Blaine Marder

By:	/s/ BLAINE MARDER
Name:	BLAINE MARDER
Title:	Investor

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of J.P. Morgan Securities LLC

By:	/s/ Keith Canton
Name:	Keith Canton
Title:	Managing Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

For and on behalf of Generation Growth Investors Limited

By:	/s/ Roy Kuan
Name:	Roy Kuan
Title:	Director

[Signature Page to the Securities Exchange Agreement by and among Lufax Holding Ltd and the Investors]

Schedule 1

LIST OF INVESTORS

Investor	Domicile and Registered Address	Address for Notices	Number of Exchange Shares	Principal Amount of Note(s) (in USD)	Type of Note	Account
F3 Holding LLC	Domicile: Qatar Registered address: [***]	[***]	19,452,584 Class C Ordinary Shares	$585,000,000	Optionally Convertible Note
DIC Holding LLC	Domicile: Qatar Registered address: [***]	[***]	2,161,398 Class C Ordinary Shares	$65,000,000	Optionally Convertible Note

HS Investments AP13 Limited	Domicile: Guernsey Registered address: [***]	[***]	665,045 Class C Ordinary Shares	$20,000,000	Optionally Convertible Note

So Cheung Wing	Domicile: Hong Kong	88B, 39 Conduit Road Hong Kong	5,586,383 Class C Ordinary Shares	$168,000,000	Automatically Convertible Note
Lux Holdings Limited	Domicile: British Virgin Islands Registered address: [***]	[***]	4,987,842 Class C Ordinary Shares (acquired on Nov. 29, 2018)	$150,000,000	Optionally Convertible Note
			1,014,195 Class C Ordinary Shares (acquired on Jan. 31, 2019)	$30,500,000	Optionally Convertible Note

LionRock LJS L.P.	Domicile: British Virgin Islands Registered address: [***]	[***]	2,261,155 Class C Ordinary Shares	$68,000,000	Optionally Convertible Note
All-Stars PESP V Limited	Domicile: British Virgin Islands Registered address: [***]	[***]	1,662,614 Class C Ordinary Shares	$50,000,000	Optionally Convertible Note

Macquarie Capital Asian Fintech Investments Holdings LP	Domicile: Cayman Islands Registered address: [***]	[***]	1,094,831 Class C Ordinary Shares	$32,925,000	Optionally Convertible Note

SBI Hong Kong Holdings Co., Limited	Domicile: Hong Kong Registered address: [***]	[***]	166,261 Class C Ordinary Shares	$5,000,000	Optionally Convertible Note
SBI AI&Blockchain Investment LPS	Domicile: Japan Registered address: [***]	[***]	166,261 Class C Ordinary Shares	$5,000,000	Optionally Convertible Note

HS Investments (A) L.P.	Domicile: Guernsey Registered address: [***]	[***]	166,262 Class C Ordinary Shares	$5,000,000	Optionally Convertible Note

HS Investments (C) Limited	Domicile: Guernsey Registered address: [***]	[***]	332,523 Class C Ordinary Shares	$10,000,000	Optionally Convertible Note

UBS AG, London Branch	Domicile: United Kingdom Registered address: [***]	[***]	1,296,839 Class C Ordinary Shares	$39,000,000	Optionally Convertible Note
			266,019 Class C Ordinary Shares	$8,000,000	Automatically Convertible Note
Hermitage Galaxy Fund SPC on behalf of Hermitage Fund Four SP	Domicile: Cayman Islands Registered address: [***]	[***]	997,568 Class C Ordinary Shares	$30,000,000	Optionally Convertible Note

Broad Street Principal Investments L.L.C.	Domicile: United States Registered address: [***]	[***]	831,307 Class C Ordinary Shares	$25,000,000	Optionally Convertible Note

United Overseas Bank Limited	Domicile: Singapore Registered address: [***]	[***]	997,568 Class C Ordinary Shares	$30,000,000	Optionally Convertible Note
Sabre Capital (Mauritius) Limited	Domicile: Mauritius Registered address: [***]	[***]	16,626 Class C Ordinary Shares	$500,000	Optionally Convertible Note

Rajendra Singh 2011 Florida Trust FBO Hersh Raj Singh	Domicile: United States of America Registered address: [***]	[***]	83,131 Class C Ordinary Shares	$2,500,000	Optionally Convertible Note

Rajendra Singh 2011 Florida Trust FBO Samir Raj Singh	Domicile: United States of America Registered address: [***]	[***]	83,131 Class C Ordinary Shares	$2,500,000	Optionally Convertible Note
LMA SPC for the account of Map 248 Segregated Portfolio	Domicile: Cayman Islands Registered address: [***]	[***]	665,046 Class C Ordinary Shares	$20,000,000	Automatically Convertible Note

Aaron Nieman c/o LH Capital Markets, LLC.	Domicile: United States of America Registered address: [***]	[***]	16,626 Class C Ordinary Shares	$500,000	Optionally Convertible Note

Blaine Marder c/o LH Capital Markets, LLC.	Domicile: United States of America Registered address: [***]	[***]	6,650 Class C Ordinary Shares	$200,000	Optionally Convertible Note

J.P. Morgan Securities LLC	Domicile: United States of America Registered address: [***]	[***]	275,994 Class C Ordinary Shares	$8,300,000	Automatically Convertible Note
Generation Growth Investors Limited c/o Maples Corporate Services (BVI) Ltd	Domicile: British Virgin Islands Registered Address: [***]	[***]	33,252 Class C Ordinary Shares	$1,000,000	Optionally Convertible Note

Schedule 2

FORM OF NOTES

PART A - FORM OF AUTOMATICALLY CONVERTIBLE NOTE

NOTE NUMBER: [●]

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR QUALIFIED UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED , SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.

ANY OFFER, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF [●], 2020 AMONG THE COMPANY, THE HOLDER AND THE OTHER PARTIES NAMED THEREIN (AS MAY FROM TIME TO TIME BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED IN ACCORDANCE WITH ITS TERMS, THE “SECURITYHOLDERS AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

LUFAX HOLDING LTD

(陆金所控股有限公司)

AUTOMATICALLY CONVERTIBLE PROMISSORY NOTE

US$[●]	[●], 2020 (the “Issuance Date”)

FOR VALUE RECEIVED, Lufax Holding Ltd (陆金所控股有限公司), an exempted company registered in the Cayman Islands (the “Company”), hereby promises to pay to the order or registered assigns of [●] (the “Holder”), the aggregate principal amount of US$[●], plus any and all Interest (as defined below) then accrued but unpaid thereon, each due and payable on the date and in the manner set forth below.

1.    Securities Exchange Agreement. This Automatically Convertible Promissory Note (this “Note”) is issued pursuant to the terms of that certain Securities Exchange Agreement dated as of [●], 2020 among the Company, the Holder and the other parties named therein (as may from time to time be amended, modified or supplemented or restated in accordance with its terms, the “Securities Exchange Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed therein to them in the Securities Exchange Agreement.

2.    Definitions. The following terms shall have the meanings specified in this Section 2:

“Articles” means the amended and restated memorandum and articles of association of the Company in the agreed form and to be adopted effective on or about the date hereof.

“Business Day” means a day (which for these purposes ends at 5.30 p.m. local time) on which banks are open for commercial business in the Cayman Islands, Qatar, Hong Kong and China other than a Friday, Saturday, Sunday or a public holiday.

“Class A Ordinary Shares” means the class A ordinary shares of US$0.00001 each in the capital of the Company, or any shares in the share capital of the Company of any class resulting from the subdivision, consolidation or re-classification of such shares, and in each case having the rights and preferences set forth in the Articles and the Shareholders Agreement.

“Conversion Date” has the meaning given to it in Section 9.

“Conversion Price” means, upon any Automatic Conversion pursuant to Section 9, the price per Class A Ordinary Share issued by the Company in the Qualified Listing; provided that (i) if such price is denominated in Hong Kong dollars, the Conversion Price shall be the price per Class A Ordinary Share issued by the Company in the Qualified Listing multiplied by the HKD/USD Exchange Rate, or (ii) if such price is denominated in a currency other than U.S. dollars and Hong Kong dollars, the Conversion Price shall be the U.S. dollar equivalent of the price per Class A Ordinary Share issued by the Company in the Qualified Listing, converted using the published exchange rate on the date of pricing of the Qualified Listing as the Company determines to be commercially reasonable.

“Conversion Shares” means the Class A Ordinary Shares to be issued by the Company upon any Automatic Conversion pursuant to Section 9.

“Convertible Promissory Notes” means, together: (a) the USD1,015,976,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited on 8 October 2015; and (b) the USD937,824,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited and subsequently transferred to An Ke Technology Company Limited, in each case on 8 October 2015, and in each case, as amended pursuant to the Amendment and Supplemental Agreement to the Share Purchase Agreement and the Convertible Notes dated as of August 31, 2020 among the Company, China Ping An Insurance Overseas (Holdings) Limited and An Ke Technology Company Limited.

“Encumbrance” means any rights of pledge, mortgage, liens or attachments or similar charges, right of first refusal, right of pre-emption, third party right or any other encumbrance having similar effect.

“Governmental or Regulatory Authority” means any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization.

“Group Company” and “Group Companies” means, individually and collectively, the Company and its Subsidiaries from time to time, including without limitation all the entities in which the Company or any of its Subsidiaries is directly or indirectly interested by virtue of a variable interest entity (VIE) arrangement, and “Group” shall be interpreted accordingly.

“HKD/USD Exchange Rate” means the official MID WM Reuters fixing at 4 pm London time on the date of pricing of the Qualified Listing, expressed as the number of U.S. dollars per one unit of Hong Kong dollar.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Investor” has the meaning ascribed to such term in the Securityholders Agreement.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, notice, official policy, guideline or interpretation of any Governmental or Regulatory Authority.

“Loan Facility” means the Facility Agreement dated 13 February 2020 for Wincon Hong Kong Investment Company Limited (as borrower), arranged by Citigroup Global Markets Asia Limited and The Hongkong and Shanghai Banking Corporation Limited.

“PRC” means the People’s Republic of China, which for the purposes of this Agreement, excludes Hong Kong, the Special Administrative Region of Macao and Taiwan.

“Qualified Listing” means an initial public offering of the Company’s shares and/or securities on (a) The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the Hong Kong Stock Exchange (Main Board) (or any of their respective successors), or (b) only after prior consultation with the Significant C-Round Investors and those other Investors with capital market expertise in any relevant markets which request such consultation with respect to any proposed Qualified Listing, including with respect to (i) the funding needs of the Company, (ii) the amount of proceeds to be raised in any proposed Qualified Listing and the proposed use of these proceeds, and (iii) the market conditions for conducting an equity offering of the Company and outlook for such conditions at such time, any other internationally recognized stock exchange.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shareholders Agreement” means the amended and restated shareholders agreement entered into among the Company and its shareholders on 31 January 2019, as amended from time to time.

“Significant C-Round Investors” has the meaning ascribed to such term in the Securityholders Agreement.

“Significant Subsidiary” means any Subsidiary of the Company which, by reference to its most recently available financial statements, has: (a) a net profit (on a consolidated basis in the case of a Group Company which has a Subsidiary) representing ten per cent (10%) or more of the consolidated net profit of the Group Companies as a whole; or (b) total assets (on a consolidated basis in the case of a Group Company which has a Subsidiary) representing ten per cent (10%) or more of the consolidated total assets of the Group Companies as a whole.

“Subsidiary” means, as to any person, any person (A) of which such first person directly or indirectly owns securities or other equity interests representing more than fifty per cent (50%) of the aggregate voting power, (B) of which such first person possesses the right to elect more than fifty per cent (50%) of the directors or persons holding similar positions through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise, (C) which such first person otherwise controls through contractual arrangements or otherwise (including without limitation variable interest entity (VIE) arrangements) or (D) the financial position and results of operation of which such first person could be consolidated if preparing financial statements under the International Financial Reporting Standards.

3.    Ranking. This Note is one of the series of automatically convertible notes and optionally convertible notes (collectively, the “Exchange Notes”) having like tenor and effect issued or to be issued by the Company pursuant to the Securities Exchange Agreement. The Exchange Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Exchange Notes shall be applied ratably and proportionately on the outstanding Exchange Notes on the basis of the principal amount of the outstanding indebtedness represented thereby. This Note and the other Exchange Notes shall be subordinate to and rank junior to the Loan Facility and any other secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and shall rank equally without preference or priority with any other senior unsecured indebtedness of the Company, including the Convertible Promissory Notes.

4.    Repayment. Unless previously redeemed, converted or repurchased or otherwise agreed in writing between the Company and the Holder, subject to Section 6, the Company shall repay the outstanding principal amount of this Note and any accrued and unpaid Interest on [●], 2023 (the “Maturity Date”), which is the third (3rd) anniversary of the Issuance Date, or such earlier date as of which the maturity of this Note may have been accelerated pursuant to Section 13(b). To the extent all or any portion of this Note is converted prior to the Maturity Date pursuant to Section 9, any outstanding principal amount of this Note so converted shall be deemed repaid by the Company on the issuance of the Conversion Shares in the manner contemplated in Section 9 in respect of such conversion to the Holder.

5.    Interest. This Note shall bear interest on the outstanding principal amount of this Note at the rate of six percent (6%) per annum (the “Interest”), computed on the basis of the actual number of days elapsed and a year of three hundred sixty-five (365) days, from, and excluding, the Issuance Date through, but excluding, the earlier of (i) the Maturity Date, (ii) the Conversion Date, (iii) if any outstanding principal amount of this Note is repurchased by the Company pursuant to Section 12, the applicable Put Date with respect to such principal amount or (iv) the Tax Redemption Date. Commencing on the Issuance Date, accrued and unpaid Interest shall be payable on (i) each of the first (1st) and second (2nd) anniversary of the Issuance Date and (ii) the Maturity Date (each of (i) and (ii) above, an “Interest Payment Date”).

6.    Cash Payments. All amounts in cash payable on or in respect of this Note shall be paid to the Holder in lawful money of the United States of America, by wire transfer of immediately available funds to the Holder’s Account (as set forth in the Securities Exchange Agreement) or any other account of the Holder as the Holder may designate and notify in writing to the Company at least three (3) Business Days prior to the Maturity Date, the Conversion Date, the Put Date, the Tax Redemption Date or the relevant Interest Payment Date (as applicable) (each, a “Payment Date”), and the Company shall deliver to the Holder the “MT-103” or equivalent written evidence of the initiation of wiring of such payment. If a Payment Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

7.    Register. The Company shall at all times keep at its registered office a register of the Notes (the “Register”) showing: (i) the names, addresses and bank account details of the holders for the time being of the Notes; (ii) the number, principal amount and other particulars of the Notes held by each registered holder; and (iii) all transfers and conversions of the Notes. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each person whose name is recorded in the Register as the owner of the applicable Notes for all purposes, including the right to receive payments hereunder, notwithstanding notice to the contrary. This Note may be assigned or sold in whole or in part, to the extent permitted pursuant to Section 8(a) and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of this Note by the Holder and the physical surrender of this Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Notes, the aggregate outstanding principal amount of which is the same as the outstanding principal amount of the Note transferred, to the transferee pursuant to Section 8.

8.    Transfers.

(a)    This Note shall not be transferrable except in accordance with the provisions of the Securityholders Agreement and the Articles.

(b)    Subject to Section 8(a), this Note (or any part thereof) shall be transferable to any person by execution of the form of transfer substantially in the form set forth in Appendix 1 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing. The transferor of this Note shall be deemed to remain the owner of this Note transferred until the name of the transferee is entered in the Register in respect thereof. This Note shall be delivered for registration to the Company accompanied by such other evidence as the Company may reasonably require to prove the title of the transferor or its right to transfer this Note and its identity and, if the form of transfer is executed by some other person on behalf of the transferor or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

(c)    Where only part of the outstanding principal amount of this Note has been transferred or converted, a new Note in respect of the outstanding principal amount of this Note not so transferred or converted shall, within ten (10) Business Days after the delivery of the old Note to the Company, be issued and made available for collection at the principal place of business of the Company or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the Holder not so transferred or converted (but free of charge to the Holder) to the address of the Holder appearing on the Register.

(d)    Each new Note to be issued upon a transfer of this Note shall, within ten (10) Business Days of receipt by the Company of the Note to be transferred and the endorsed form of transfer complying with the requirements of this Section 8, be made available for collection at the principal place of business of the Company, or if so requested in the form of transfer, be mailed by uninsured mail (at the risk of the transferee) to the address specified in the form of transfer.

9.    Conversion.

(a)    If the closing of a Qualified Listing occurs prior to the Maturity Date, upon such Qualified Listing closing, this Note shall be mandatorily and automatically converted into Class A Ordinary Shares (the “Automatic Conversion”). The number of Class A Ordinary Shares to be issued to the Holder upon any Automatic Conversion shall be determined by dividing the outstanding principal amount of this Note by the applicable Conversion Price, subject to adjustments as set forth in Section 9(c). This Note shall be converted into Conversion Shares on the second (2nd) Business Day immediately following the closing date of the Qualified Listing (the “Conversion Date”).

(b)    On the Conversion Date, the Company shall pay or deliver, or cause the payment or delivery of, the relevant number of Conversion Shares, and any other securities, property or cash (including any cash payable in lieu of fractional shares pursuant to Section 9(c)) that may be deliverable or payable upon the conversion of this Note plus accrued and unpaid Interest with respect to the applicable principal amount, if any, to (but excluding) the Conversion Date, to the Holder and shall (i) simultaneously upon the issue of such Conversion Shares instruct the Company’s share registry to enter the Holder in the register of members of the Company as the holder of those Conversion Shares, or (ii) if the Conversion Shares are eligible for book-entry settlement through a depositary, deliver such Conversion Shares to the Holder in compliance with such depositary’s procedures. The delivery of the Conversion Shares to the Holder in the manner contemplated above will be deemed to satisfy the obligation of the Company to pay the principal amount of this Note so converted. The Holder shall be treated for all purposes as the record holder of such Conversion Shares on the Conversion Date, and from and after such conversion, this Note shall cease to be outstanding for any purpose whatsoever.

(c)    Fractions of Conversion Shares shall not be issued on any conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal amount of this Note that would otherwise be converted into such fractional share on the Conversion Date in accordance with Section 6.

(d)    Any issuance and delivery of Conversion Shares upon any conversion of this Note shall be made without charge to the Holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in connection with the issuance of such Conversion Shares, provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in connection with any transfer involved in the issuance of any Conversion Shares or other securities to a person other than the Holder upon conversion of this Holder, and the Company shall not be required to issue or deliver such Conversion Shares or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(e)    So long as this Note remains outstanding, the Company shall reserve out of its authorized but unissued share capital, such number of Class A Ordinary Shares as would be required to be delivered on conversion of the outstanding principal amount of this Note and shall ensure that all Conversion Shares delivered on the conversion of this Note will vest in the Holder full legal and valid title to and full beneficial ownership of such Class A Ordinary Shares, free and clear of all Encumbrances other than those created by the Holder or as set out in the Shareholders Agreement and the Articles, and rank pari passu and carry the same rights and privileges in all other Class A Ordinary Shares issued (including the right to dividends and distributions), and such Conversion Shares will be duly and validly issued and allotted, fully paid and nonassessable, subject to the restrictions on transfer under this Note, the Securityholders Agreement and the Articles.

10.    [Reserved]

11.    Company Covenants.

(a)    Financial Conditions. The Company shall ensure that: (a) its Leverage will not exceed 3.00 to 1.00; and (b) its Tangible Net Worth will not fall below RMB 25,000,000,000, in each case, at any time. The financial covenants set out in this Section 11(a) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements of the Company delivered pursuant to clause 7.1.2 of the Securityholders Agreement on each Testing Date (save that the first Testing Date shall fall at least three months after the Issuance Date).

(b)    Financial Condition Definitions. For the purpose of Section 11(a), the following terms shall have the meanings specified in this Section 11(b):

“Bonds Payable” means, as at the end of any Relevant Period, the amount classified as “convertible bonds” or “应付债券” of the Group (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled as “convertible bonds” or “应付债券” (or any like captions) in the notes to the consolidated financial statements or the consolidated balance sheet of the Company, respectively.

“Borrowings” means, as at the end of any Relevant Period, the amount classified as “borrowings” or “借款” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled as “borrowings” or “借款” (or any like captions) in the consolidated balance sheet of the Company, for the avoidance of doubt: (i) excluding the amount classified as “interest payable” or “应付利息” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled “interest payable” or “应付利息” (or any like captions) in the notes to the consolidated financial statements of the Company; and (ii) adding Bonds Payable to the extent not already included (without double counting).

“EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group Company before taxation which, for the avoidance of doubt, shall be calculated: (i) after deducting Operating Interest Expense; (ii) before deducting Finance Charges; (iii) not including any accrued interest owing to any member of the Group Company; (iv) before taking into account any exceptional, one-off, non-recurring or extraordinary items; (v) after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group Company which is attributable to minority interests; (vi) before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); (vii) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset after 31 December 2018; and (vi) before taking into account any share-based compensation to the extent included in the related operating expense categories in accordance with the applicable accounting principles, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group Company before taxation.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, or depreciation or impairment of assets of members of the Group Company (and taking no account of the reversal of any previous impairment charge made in that Relevant Period).

“Finance Charges” means, for any Relevant Period, the amount classified as “finance cost” or “利息支出” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP and which is listed or which would typically be listed under the item “finance cost” or “利息支出” (or any like captions) in the consolidated statement of income of the Company.

“GAAP” means, in respect of any audited financial statements of the Company, PRC GAAP; and in respect of any unaudited financial statements of the Company, IFRS.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Leverage” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Non-operating Lease Liability” means the amount of any liability in respect of any lease or hire purchase contract which would typically, in accordance with PRC GAAP or IFRS, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with the accounting principles applicable to the Original Financial Statements of the Company, have been treated as an operating lease).

“Operating Interest Expense” means the amount classified as “interest expense” of the Group Company (on a consolidated basis) in accordance with GAAP and listed or would be listed under the item titled “interest expense” (or any like captions) in the consolidated financial statements of the Company.

“Original Financial Statements” means the audited consolidated financial statements of the Group Company for the financial year ended 31 December 2019 and the unaudited financial statements of the Group Company for the financial half year ended 30 June 2020.

“PRC GAAP” means generally accepted accounting principles in the PRC.

“Relevant Period” means: (i) each financial year of the Company; or (ii) each period beginning on the first day of the second half of a financial year of the Company and ending on the last day of the first half of its next financial year.

“Specified ABS” means any asset-backed security (i) issued by any member of the Group Company that is not insured or guaranteed by Ping An Property and Casualty Insurance Company of China, Ltd. or (ii) supported by any receivables of any member of the Group Company on a recourse basis.

“Specified Third Party Guarantee” means any guarantee provided by any member of the Group Company to any person which is not a member of the Group Company and not reflected in the consolidated balance sheet of the Company.

“Tangible Net Worth” means, at any time, Total Assets of the Company less: (i) all amounts which, in accordance with GAAP would be included under the caption “Total liabilities” (or any like captions) on a consolidated balance sheet of the Company at such time; (ii) all amounts attributable to goodwill or any other intangible assets of the Company; and (iii) minority interests.

“Testing Date” means each of June 30 and December 31.

“Total Assets” means, at any time, all amounts which, in accordance with GAAP, would be included under the caption “Total assets” (or any like captions) on a consolidated balance sheet of the Company at such time.

“Total Debt” means, at any time, the aggregate (without double counting) of: (i) Borrowings; (ii) fifteen percent (15%) of the aggregate amount of all Specified ABS; (iii) fifteen percent (15%) of the aggregate amount of all Specified Third Party Guarantee; and (iv) Non-operating Lease Liabilities.

(c)    Negative pledge.

i.    The Company shall not create or permit to subsist any Security over any of its assets.

ii.    The Company shall not: (A) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any Significant Subsidiary (“Restricted Member”); (B) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (C) enter into or permit to subsist any title retention arrangement; (D) enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (E) enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising indebtedness or of financing the acquisition of an asset. Any arrangement or transaction described in this Section 11(c)(ii) is referred to herein as a “Quasi-Security”.

iii.    Sections 11(c)(i) and 11(c)(ii) shall not apply to: (A) any Security or Quasi-Security existing as of the Issuance Date except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount so secured as of the Issuance Date; (B) any netting or set-off arrangement entered into by any Restricted Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (C) any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a Restricted Member for the purpose of: (1) hedging any risk to which any Restricted Member is exposed in its ordinary course of trading; or (2) its interest rate or currency management operations which are carried out in the ordinary course of day-to-day business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction; (D) any lien arising by operation of law and in the ordinary course of trading, provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned; (E) any Security or Quasi-Security over or affecting any asset acquired by a Restricted Member after the date of this Note if: (1) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a Restricted Member; (2) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Restricted Member; and (3) the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset; (F) any Security or Quasi-Security over or affecting any asset of any person which becomes a Restricted Member after the Issuance Date, where the Security or Quasi-Security is created prior to the date on which that person becomes a Restricted Member, if: (1) the Security or Quasi-Security was not created in contemplation of the acquisition of that person; (2) the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and (3) the Security or Quasi-Security is removed or discharged within one month of that person becoming a Restricted Member; (G) any Security or Quasi-Security created pursuant to the Transaction Documents; (H) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Restricted Member in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Restricted Member; (I) any Security or Quasi-Security created in favor of any other member of the Group Company, provided that such member of the Group Company does not assign or transfer any of its rights or interests in respect of such Security or Quasi-Security to any person who is not a member of the Group Company; (J) any Security or Quasi-Security arising in the ordinary course of trading of a Restricted Member over or affecting any asset of that Restricted Member; (K) any Security or Quasi-Security securing indebtedness, the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any Restricted Member other than any permitted under clauses (A) to (J) above) does not at any time exceed the higher of (1) 10 percent (10%) of the Tangible Net Worth and (2) US$500,000,000 (in each case, or its equivalent in another currency or currencies) (determined by reference to the latest financial statements of the Company); or (L) any Security replacing any Security permitted under clauses (A) to (K) above or this clause (L) and securing indebtedness or obligations whose principal amount does not exceed the maximum principal amount secured, or which could be secured, by the replaced Security when it is replaced.

(d)    Related Person Transactions. The Company shall not enter into any transaction with any person except in the ordinary course of trading on arm’s length terms and for full market value; provided that this Section 11(d) shall not apply to: any disposal permitted under Section 11(e).

(e)    Disposals. The Company shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset; provided that this Section 11(e) shall not apply to any sale, lease, transfer or other disposal: (i) as part of an amalgamation, demerger, merger (A) on a solvent basis where all of the Company’s business and assets remain within the Company, or (B) where required by any statutory, regulatory or court-ordered guidance, request, requirement or order (provided that in each case, the resulting or surviving entity is the Company) or corporate reconstruction; (ii) made in the ordinary course of trading of the disposing entity; (iii) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash); or (iv) of receivables made in the ordinary course of the disposing party’s personal lending business (pursuant to any asset-backed securities arrangements or otherwise) on arm’s length terms for cash on a non-recourse basis (such that the recourse is limited to such receivables (which are customarily provided as security under asset-backed securities arrangements of a similar nature and, in any event, without any recourse to any other member of the Group Company or assets of any other member of the Group Company)) provided that the amount of cash proceeds received from such sale, transfer or other disposal of such receivables shall not be less than 85 percent (85%) of the weighted average of the notional value of such receivables over a period of ninety (90) days immediately preceding the date of such sale, lease, transfer or other disposal.

(f)    Change of Business. The Company shall procure that no substantial change is made to the general nature of the business of the Group Companies (taken as a whole) from that carried on at the Issuance Date.

12.    Put Right.

(a)    In the event any change in or amendment to the applicable Laws of the PRC results in (x) the Group Companies, as a whole, being legally prohibited from operating all or substantially all of its business operations and unable to continue to derive all or substantially all of the economic benefits from its business operations (as in existence immediately prior to such change in law) as reflected in its latest consolidated financial statements and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group Companies (as in existence immediately prior to such change in law) in the same manner as reflected in in its latest consolidated financial statements (a “VIE Event”), the Holder shall have the right (the “Put Right”), at the Holder’s option, to require the Company to repurchase all or any portion of the outstanding principal amount of this Note on the thirtieth (30th) Business Day after the Put Right Notice has been given to the Holder (the “Put Date”) at 100% of such outstanding principal amount plus accrued and unpaid Interest with respect to such outstanding principal amount, if any, to (but excluding) the Put Date (the “Put Price”).

(b)    On or before the twentieth (20th) calendar day after the occurrence of any VIE Event, the Company shall deliver notice with respect to the Put Right to the Holder (the “Put Right Notice”) stating: (i) the Put Date; (ii) the date of such VIE Event and, briefly, the events causing such trigger; (iii) the date by which the Put Notice (as defined below) must be given; (iv) the Put Price and the method by which such amount will be paid; (v) the procedures that the Holder must follow and the requirements that the Holder must satisfy in order to exercise the Put Right; and (vi) that a Put Notice, once validly given, may not be withdrawn.

(c)    To exercise its rights to require the Company to purchase this Note, the Holder must deliver a written irrevocable notice of the exercise of such right substantially in the form set forth in Appendix 2 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing (a “Put Notice”) and surrender this Note, duly endorsed, to the Company during normal business hours at the principal office of the Company by no later than ten (10) Business Days prior to the Put Date.

(d)    Following the payment of the Put Price by the Company on the Put Date, (i) this Note will cease to be outstanding; and (ii) all other rights of the Holder with respect to the portion of the outstanding principal amount of this Note repurchased shall terminate (other than the right to receive the Put Price). If a portion of this Note is surrendered for redemption pursuant to Section 12(a), the Company shall issue a new Note, the aggregate outstanding principal amount of which is the same as the principal amount of this Note not repurchased by the Company, to the Holder and record the reduction in the outstanding principal amount in the Register immediately after payment of the Put Price by the Company on the Put Date.

(e)    Notwithstanding the foregoing, the Company shall not be required to repurchase this Note on any date at the option of the Holder upon a VIE Event if the outstanding principal amount of this Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (including as a result of the payment of the Put Price with respect to this Note and any related interest on the Put Date).

13.    Events of Default.

(a)    For purpose of this Note, each of the following events shall be an “Event of Default” hereunder:

the Company does not pay any principal amount payable pursuant to this Note on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

the Company does not pay any amount of Interest due and payable pursuant to this Note, and such default continues for a period of five (5) Business Days;

the Conversion Shares are not promptly issued on the Conversion Date in accordance with this Note, and such failure continues for five (5) Business Days;

breach by the Company of any of its other obligations under this Note, which is not cured within sixty (60) days after written notice of such breach by the Holder to the Company;

default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of the Company and/or such Subsidiary, (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal of, or interest on, any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case of (A) and (B) above, where the aggregate amount of such indebtedness due and payable is in excess of US$50 million (or its foreign currency equivalent) and is not discharged or such acceleration is not rescinded or annulled within a period of thirty (30) days after such default;

the Company or any of its Significant Subsidiaries shall (A) discontinue its business, (B) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (C) make a general assignment for the benefit of creditors, (D) generally fail to pay its debts as they become due, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes under any such law, effecting any of the foregoing;

there shall be filed against the Company or any of its Significant Subsidiaries an involuntary petition seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or the appointment of a receiver, trustee, custodian, liquidator or other similar official of the Company or such Significant Subsidiary or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition is not dismissed or stayed after sixty (60) days of being filed; or

a final judgment for the payment of US$50 million (or its foreign currency equivalent) or more rendered against the Company or any of its Subsidiaries if such amount is not covered by insurance or an indemnity and such judgment is not discharged or stayed within sixty (60) days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished.

(b)    Upon and at any time after the occurrence of an Event of Default which is continuing, the Holder may, by written notice to the Company, declare that this Note (and all accrued and unpaid Interest) shall be immediately due and payable, whereupon 100% of the principal and accrued and unpaid Interest on the Note shall become immediately due and payable in cash. The Company shall notify the Holder promptly in writing upon becoming aware of the occurrence of any event that is an Event of Default or after notice or passage of time, or both, would be, an Event of Default.

(c)    The Holder may (and upon execution of an instrument or instruments in writing by the Holder, the Holder shall be deemed to) rescind an acceleration or waive any existing Event of Default, other than a continuing default under Section 13(a)(i), (ii) or (iii), together with any of the consequences of such Event of Default. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any right of the Holder consequent thereon.

(d)    No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

14.    Tax Gross-Up.

(a)    All payments made by or on behalf of the Company in respect of this Note shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied collected, withheld or assessed by the Cayman Islands or the PRC or, in each case, any authority thereof or therein having power to tax (each, a “Relevant Jurisdiction”), unless such deduction or withholding is required by Law.

(b)    If the Company is required to make such deduction or withholding by or within any Relevant Jurisdiction the Company shall pay such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by them had no such deduction or withholding been required, except that no Additional Amounts shall be payable in respect of any Note to the Holder (or to a third party on behalf of the Holder) if such taxes, duties, assessments or governmental charges in respect of this Note:

is imposed by reason of the Holder or beneficial owner having some connection with the Relevant Jurisdiction other than the mere holding of this Note or the receipt of amounts in respect of this Note;

is imposed as a result of the failure of the Holder or beneficial owner to comply with certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of such Holder or beneficial owner, if compliance is required by statute or by regulation of a Relevant Jurisdiction as a precondition to relief or exemption from the Additional Amounts, provided that the Company has or its agent has provided the Holder or its nominee with at least thirty (30) calendar days’ written notice that such Holder or beneficial owner shall be required to comply with any such information, documentation or reporting requirement;

is imposed on the Holder as a result of the presentation of this Note (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would be entitled to Additional Amounts had this Note been presented for payment on the last day of such 30-day period;

is imposed as a result of the presentation of any Note for payment to a paying agent (where presentation is required) where the payment could be made without such withholding or deduction by the presentation of this Note for payment to at least one other paying agent;

is an estate, inheritance, gift, sale, transfer or personal property tax or any similar tax, assessment or governmental charge;

is imposed other than by withholding or deduction from payments on or in respect of any Note; or is imposed as a result of any combination of (i) through (vi) above.

(c)    Additional Amounts shall not be paid with respect to any amounts withheld or deducted pursuant to, or in connection with, Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder or official guidance with respect thereto (“FATCA”), including any agreement with the U.S. Internal Revenue Service with respect thereto, any intergovernmental agreement with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or in connection with, FATCA or any intergovernmental agreement with respect to FATCA.

(d)    References herein to principal amount and Interest shall be deemed also to refer to any Additional Amounts which may be payable under this Section 14.

(e)    In addition, Additional Amounts shall not be paid with respect to any payment on this Note to if the Holder is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(f)    The Company or its agent shall (i) make any such withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in the Relevant Jurisdiction in accordance with applicable law.

15.    Redemption for Taxation Reasons. Subject to Section 16, the Company may redeem all, but not less than all, of the outstanding principal amount of this Note, at its option, at any time, on giving not less than thirty (30) nor more than sixty (60) days’ notice (a “Tax Redemption Notice”) to the Holder (which notice shall be irrevocable), on the date specified in the Tax Redemption Notice for redemption (the “Tax Redemption Date”) at 100% of the outstanding principal amount thereof plus accrued and unpaid Interest, if any, to (but excluding) the Tax Redemption Date (the “Tax Redemption Price”), if (i) the Company has or will become obliged to pay Additional Amounts as provided or referred to in Section 14 as a result of any change in, or amendment to, the Laws of any Relevant Jurisdiction or, in each case, any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation (whether made by way of official statement or otherwise) of such Laws, which change or amendment becomes effective on or after the Issuance Date and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than ninety (90) days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Note then due.

16.    Holder Election To Not Be Redeemed. If the Company gives a Tax Redemption Notice pursuant to Section 15, the Holder will have the right to elect that this Note shall not be redeemed and that the provisions of Section 14 shall not apply in respect of any payment to be made in respect of this Note which falls due after the relevant Tax Redemption Date, whereupon no Additional Amounts shall be payable by the Company in respect thereof pursuant to Section 14 in respect of that relevant change in Law or general application or official interpretation of such Laws (without prejudice to any Additional Amounts that may become payable by the Company under Section 14 as a result of any other change in Law or general application or official interpretation of such Laws) and payment of all amounts by the Company to such Holder in respect of this Note shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. To exercise a right pursuant to this Section 16, the Holder must complete, sign and deposit during normal business hours at the principal office of the Company a duly completed and signed notice of exercise, in the form for the time being current, obtainable during normal business hours from the principal office of the Company together with the this Note no later than five (5) Business Days prior to the Tax Redemption Date. Such notice of exercise from the Holder, once delivered, shall be irrevocable and may not be withdrawn without the Company’s written consent.

17.    Different Listing Entity in Qualified Listing. In the event that any legal entity (other than the Company) becomes the listing entity for purpose of the Qualified Listing, the Company shall ensure that the Holder receives replacement convertible notes or other rights reasonably acceptable to the Holder, which in any event, subject to applicable Law, shall be on terms no less favorable to the Holder than those set forth under this Note and the Securityholders Agreement.

18.    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

19.    Governing Law and Dispute Resolution.

(a)    The validity, construction, interpretation, enforcement, and the rights of the parties under this Note shall be determined under, governed by and construed in accordance with the laws of New York without giving effect to conflict of laws principle.

(b)    Disputes between the parties shall be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules, except as amended as follows:

there shall be three (3) arbitrators to be appointed in accordance with the HKIAC Rules;

the language to be used in the arbitral proceedings shall be English;

subject to the overall discretion of the arbitration tribunal, the costs of the arbitration, including the HKIAC’s and arbitrators’ fees and legal costs, shall be borne by the party losing the arbitration;

while such dispute is being arbitrated under this Section 19(b), none of the parties shall be permitted to disclose any information or details relating to such dispute without the written consent of the other parties to the dispute, except (i) to the parties’ professional advisors and the parties’ affiliates and their respective professional advisors; and (ii) as may be required by applicable laws or under the rules of any securities exchange; and

other than the matter being disputed, the parties shall continue to perform their respective obligations under this Agreement, which are not in dispute.

(c)    The award of the arbitration tribunal shall be final and binding. The parties shall waive their rights of appeal, if any, to the extent allowed by law.

20.    Miscellaneous.

(a)    Section 13 (Announcements and Confidentiality), Section 18 (Severability), Section 19 (Notices), Section 22 (Third Party Rights) and Section 23 (Language Version) of the Securities Exchange Agreement are hereby incorporated in this Note by reference and shall apply mutatis mutandis to this Note.

(b)    Any term of this Note may be amended or waived with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 20(b) shall be binding upon the Company and the Holder.

(c)    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

(d)    This Note may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[The remainder of this page is deliberately left blank.]

IN WITNESS WHEREOF, Lufax Holding Ltd (陆金所控股有限公司) has caused this Note to be executed by an officer thereunto duly authorized.

Lufax Holding Ltd (陆金所控股有限 公司)

By:
Name:
Title:

ACCEPTED AND AGREED:

The Holder:

[●]

By:
Name:
Title:

APPENDIX 1

FORM OF TRANSFER

LUFAX HOLDING LTD

(陆金所控股有限公司)

(incorporated in the Cayman Islands with limited liability)

AUTOMATICALLY CONVERTIBLE PROMISSORY NOTE

APPENDIX 2

FORM OF PUT NOTICE

PART B - FORM OF OPTIONALLY CONVERTIBLE NOT

NOTE NUMBER: [●]

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR QUALIFIED UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.

ANY OFFER, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF [●], 2020 AMONG THE COMPANY, THE HOLDER AND THE OTHER PARTIES NAMED THEREIN (AS MAY FROM TIME TO TIME BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED IN ACCORDANCE WITH ITS TERMS, THE “SECURITYHOLDERS AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

LUFAX HOLDING LTD

(陆金所控股有限公司)

OPTIONALLY CONVERTIBLE PROMISSORY NOTE

US$[●]	[●], 2020 (the “Issuance Date”)

FOR VALUE RECEIVED, Lufax Holding Ltd (陆金所控股有限公司), an exempted company registered in the Cayman Islands (the “Company”), hereby promises to pay to the order or registered assigns of [●] (the “Holder”), the aggregate principal amount of US$[●], plus any and all Interest (as defined below) then accrued but unpaid thereon, each due and payable on the date and in the manner set forth below.

1.    SECURITIES EXCHANGE AGREEMENT. THIS OPTIONALLY CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) IS ISSUED PURSUANT TO THE TERMS OF THAT CERTAIN SECURITIES EXCHANGE AGREEMENT DATED AS OF [●], 2020 AMONG THE COMPANY, THE HOLDER AND THE OTHER PARTIES NAMED THEREIN (AS MAY FROM TIME TO TIME BE AMENDED, MODIFIED OR SUPPLEMENTED OR RESTATED IN ACCORDANCE WITH ITS TERMS, THE “SECURITIES EXCHANGE AGREEMENT”). CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANING ASCRIBED THEREIN TO THEM IN THE SECURITIES EXCHANGE AGREEMENT.

2.    DEFINITIONS. THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SPECIFIED IN THIS SECTION 2:

“Articles” means the amended and restated memorandum and articles of association of the Company in the agreed form and to be adopted effective on or about the date hereof.

“Business Day” means a day (which for these purposes ends at 5.30 p.m. local time) on which banks are open for commercial business in the Cayman Islands, Qatar, Hong Kong and China other than a Friday, Saturday, Sunday or a public holiday.

“Calculation Agent” means an independent investment bank or licensed financial advisor or institution of international reputation (acting as an expert) appointed by the Company.

“Class A Ordinary Shares” means the class A ordinary shares of par value US$0.00001 each in the capital of the Company, or any shares in the share capital of the Company of any class resulting from the subdivision, consolidation or re-classification of such shares, and in each case having the rights and preferences set forth in the Articles and the Shareholders Agreement.

“Closing Price” means, with respect to any Trading Day and Class A Ordinary Shares (or any other securities), the closing price of Class A Ordinary Shares (or such other securities) on the Relevant Stock Exchange on such Trading Day; provided that if the American depositary shares representing Class A Ordinary Shares are listed and traded on the Relevant Stock Exchange, the Closing Price of Class A Ordinary Shares shall be deemed to be the closing price of the American depositary shares on the Relevant Stock Exchange, divided by the number of Class A Ordinary Shares represented by one American depositary share.

“Conversion Date” has the meaning given to it in Section 9(a) upon any exercise of the Optional Conversion Right by the Holder or the meaning given to it in Section 9(b) upon any exercise of the Mandatory Conversion Right by the Company.

“Conversion Price” means, upon any exercise of the Optional Conversion Right by the Holder pursuant to Section 9(a) or any exercise of the Mandatory Conversion Right by the Company pursuant to Section 9(b), thirty point zero seven three one two six two four one one two two nine United States dollars (US$30.0731262411229) per Class A Ordinary Share, as may be adjusted pursuant to Section 10.

“Conversion Shares” means the Class A Ordinary Shares to be issued by the Company upon (a) any exercise of the Optional Conversion Right by the Holder pursuant to Sections 9(a), or (b) any exercise of the Mandatory Conversion Right by the Company pursuant to Section 9(b), as the case may be.

“Convertible Promissory Notes” means, together: (a) the USD1,015,976,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited on 8 October 2015; and (b) the USD937,824,000 0.7375% convertible promissory note issued by the Company to China Ping An Insurance Overseas (Holdings) Limited and subsequently transferred to An Ke Technology Company Limited, in each case on 8 October 2015, and in each case, as amended pursuant to the Amendment and Supplemental Agreement to the Share Purchase Agreement and the Convertible Notes dated as of August 31, 2020 among the Company, China Ping An Insurance Overseas (Holdings) Limited and An Ke Technology Company Limited.

“Encumbrance” means any rights of pledge, mortgage, liens or attachments or similar charges, right of first refusal, right of pre-emption, third party right or any other encumbrance having similar effect.

“Governmental or Regulatory Authority” means any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization.

“Group Company” and “Group Companies” means, individually and collectively, the Company and its Subsidiaries from time to time, including without limitation all the entities in which the Company or any of its Subsidiaries is directly or indirectly interested by virtue of a variable interest entity (VIE) arrangement, and “Group” shall be interpreted accordingly.

“HKD/USD Exchange Rate” means the official MID WM Reuters fixing at 4 pm London time, expressed as the number of U.S. dollars per one unit of Hong Kong dollar.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Investor” has the meaning ascribed to such term in the Securityholders Agreement.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, notice, official policy, guideline or interpretation of any Governmental or Regulatory Authority.

“Loan Facility” means the Facility Agreement dated 13 February 2020 for Wincon Hong Kong Investment Company Limited (as borrower), arranged by Citigroup Global Markets Asia Limited and The Hongkong and Shanghai Banking Corporation Limited.

“PRC” means the People’s Republic of China, which for the purposes of this Agreement, excludes Hong Kong, the Special Administrative Region of Macao and Taiwan.

“Qualified Listing” means an initial public offering of the Company’s shares and/or securities on (a) The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the Hong Kong Stock Exchange (Main Board) (or any of their respective successors), or (b) only after prior consultation with the Significant C-Round Investors and those other Investors with capital market expertise in any relevant markets which request such consultation with respect to any proposed Qualified Listing, including with respect to (i) the funding needs of the Company, (ii) the amount of proceeds to be raised in any proposed Qualified Listing and the proposed use of these proceeds, and (iii) the market conditions for conducting an equity offering of the Company and outlook for such conditions at such time, any other internationally recognized stock exchange.

“Relevant Stock Exchange” means, if Class A Ordinary Shares (or any other securities) are listed or quoted on one or more stock exchanges or securities markets, the primary stock exchange or securities market on which the Class A Ordinary Shares (or such other securities) are traded.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shareholders Agreement” means the amended and restated shareholders agreement entered into among the Company and its shareholders on 31 January 2019, as amended from time to time.

“Significant C-Round Investors” has the meaning ascribed to such term in the Securityholders Agreement.

“Significant Subsidiary” means any Subsidiary of the Company which, by reference to its most recently available financial statements, has: (a) a net profit (on a consolidated basis in the case of a Group Company which has a Subsidiary) representing ten per cent (10%) or more of the consolidated net profit of the Group Companies as a whole; or (b) total assets (on a consolidated basis in the case of a Group Company which has a Subsidiary) representing ten per cent (10%) or more of the consolidated total assets of the Group Companies as a whole.

“Subsidiary” means, as to any person, any person (A) of which such first person directly or indirectly owns securities or other equity interests representing more than fifty per cent (50%) of the aggregate voting power, (B) of which such first person possesses the right to elect more than fifty per cent (50%) of the directors or persons holding similar positions through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise, (C) which such first person otherwise controls through contractual arrangements or otherwise (including without limitation variable interest entity (VIE) arrangements) or (D) the financial position and results of operation of which such first person could be consolidated if preparing financial statements under the International Financial Reporting Standards.

“Trading Day” means, if Class A Ordinary Shares (or any other securities) are listed or admitted for trading on the Relevant Stock Exchange, a day on which trading in Class A Ordinary Shares (or such other securities) generally occur on the Relevant Stock Exchange, provided that, if no closing price of Class A Ordinary Shares (or such other securities) is reported for one or more consecutive Trading Days, such day or days will be disregarded in any relevant calculation and shall be deemed not to have been Trading Days when ascertaining any period of Trading Days.

“USD Closing Price” means, with respect to any Trading Day, (i) if the Closing Price is denominated in U.S. dollars, the Closing Price on such Trading Day; (ii) if the Closing Price is denominated in Hong Kong dollars, the Closing Price on such Trading Day multiplied by the HKD/USD Exchange Rate on such Trading Day; or (iii) if the Closing Price is denominated in a currency other than U.S. dollars and Hong Kong dollars, the U.S. dollar equivalent of the Closing Price on such Trading Day, converted using the exchange rate on such Trading Day as the Calculation Agent determines to be commercially reasonable.

3.    RANKING. THIS NOTE IS ONE OF THE SERIES OF AUTOMATICALLY CONVERTIBLE NOTES AND OPTIONALLY CONVERTIBLE NOTES (COLLECTIVELY, THE “EXCHANGE NOTES”) HAVING LIKE TENOR AND EFFECT ISSUED OR TO BE ISSUED BY THE COMPANY PURSUANT TO THE SECURITIES EXCHANGE AGREEMENT. THE EXCHANGE NOTES SHALL RANK EQUALLY WITHOUT PREFERENCE OR PRIORITY OF ANY KIND OVER ONE ANOTHER, AND ALL PAYMENTS ON ACCOUNT OF PRINCIPAL AND INTEREST WITH RESPECT TO ANY OF THE EXCHANGE NOTES SHALL BE APPLIED RATABLY AND PROPORTIONATELY ON THE OUTSTANDING EXCHANGE NOTES ON THE BASIS OF THE PRINCIPAL AMOUNT OF THE OUTSTANDING INDEBTEDNESS REPRESENTED THEREBY. THIS NOTE AND THE OTHER EXCHANGE NOTES SHALL BE SUBORDINATE TO AND RANK JUNIOR TO THE LOAN FACILITY AND ANY OTHER SECURED INDEBTEDNESS OF THE COMPANY TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING SUCH INDEBTEDNESS AND SHALL RANK EQUALLY WITHOUT PREFERENCE OR PRIORITY WITH ANY OTHER SENIOR UNSECURED INDEBTEDNESS OF THE COMPANY, INCLUDING THE CONVERTIBLE PROMISSORY NOTES.

4.    REPAYMENT. UNLESS PREVIOUSLY REDEEMED, CONVERTED OR REPURCHASED OR OTHERWISE AGREED IN WRITING BETWEEN THE COMPANY AND THE HOLDER, SUBJECT TO SECTION 6, THE COMPANY SHALL REPAY THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ANY ACCRUED AND UNPAID INTEREST ON [●], 2023 (THE “MATURITY DATE”), WHICH IS THE THIRD (3RD) ANNIVERSARY OF THE ISSUANCE DATE, OR SUCH EARLIER DATE AS OF WHICH THE MATURITY OF THIS NOTE MAY HAVE BEEN ACCELERATED PURSUANT TO SECTION 13(B). TO THE EXTENT ALL OR ANY PORTION OF THIS NOTE IS CONVERTED PRIOR TO THE MATURITY DATE PURSUANT TO SECTION 9, ANY OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE SO CONVERTED SHALL BE DEEMED REPAID BY THE COMPANY ON THE ISSUANCE OF THE CONVERSION SHARES IN THE MANNER CONTEMPLATED IN SECTION 9(C) IN RESPECT OF SUCH CONVERSION TO THE HOLDER.

5.    INTEREST. THIS NOTE SHALL BEAR INTEREST ON THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT THE RATE OF SIX PERCENT (6%) PER ANNUM (THE “INTEREST”), COMPUTED ON THE BASIS OF THE ACTUAL NUMBER OF DAYS ELAPSED AND A YEAR OF THREE HUNDRED SIXTY-FIVE (365) DAYS, FROM, AND EXCLUDING, THE ISSUANCE DATE THROUGH, BUT EXCLUDING, THE EARLIER OF (I) THE MATURITY DATE, (II) IF ANY OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE IS CONVERTED PURSUANT TO SECTION 9, THE APPLICABLE CONVERSION DATE WITH RESPECT TO SUCH PRINCIPAL AMOUNT, (III) IF ANY OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE IS REPURCHASED BY THE COMPANY PURSUANT TO SECTION 12, THE APPLICABLE PUT DATE WITH RESPECT TO SUCH PRINCIPAL AMOUNT OR (IV) THE TAX REDEMPTION DATE. COMMENCING ON THE ISSUANCE DATE, ACCRUED AND UNPAID INTEREST SHALL BE PAYABLE ON (I) EACH OF THE FIRST (1ST) AND SECOND (2ND) ANNIVERSARY OF THE ISSUANCE DATE AND (II) THE MATURITY DATE (EACH OF (I) AND (II) ABOVE, AN “INTEREST PAYMENT DATE”).

6.    CASH PAYMENTS. ALL AMOUNTS IN CASH PAYABLE ON OR IN RESPECT OF THIS NOTE SHALL BE PAID TO THE HOLDER IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE HOLDER’S ACCOUNT (AS SET FORTH IN THE SECURITIES EXCHANGE AGREEMENT) OR ANY OTHER ACCOUNT OF THE HOLDER AS THE HOLDER MAY DESIGNATE AND NOTIFY IN WRITING TO THE COMPANY AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE MATURITY DATE, THE CONVERSION DATE, THE PUT DATE, THE TAX REDEMPTION DATE OR THE RELEVANT INTEREST PAYMENT DATE (AS APPLICABLE) (EACH, A “PAYMENT DATE”), AND THE COMPANY SHALL DELIVER TO THE HOLDER THE “MT-103” OR EQUIVALENT WRITTEN EVIDENCE OF THE INITIATION OF WIRING OF SUCH PAYMENT. IF A PAYMENT DATE FALLS ON A DAY THAT IS NOT A BUSINESS DAY, THE REQUIRED PAYMENT WILL BE MADE ON THE NEXT SUCCEEDING BUSINESS DAY AND NO INTEREST ON SUCH PAYMENT WILL ACCRUE IN RESPECT OF THE DELAY.

7.    REGISTER. THE COMPANY SHALL AT ALL TIMES KEEP AT ITS REGISTERED OFFICE A REGISTER OF THE NOTES (THE “REGISTER”) SHOWING: (I) THE NAMES, ADDRESSES AND BANK ACCOUNT DETAILS OF THE HOLDERS FOR THE TIME BEING OF THE NOTES; (II) THE NUMBER, PRINCIPAL AMOUNT AND OTHER PARTICULARS OF THE NOTES HELD BY EACH REGISTERED HOLDER; AND (III) ALL TRANSFERS AND CONVERSIONS OF THE NOTES. THE ENTRIES IN THE REGISTER SHALL BE CONCLUSIVE AND BINDING FOR ALL PURPOSES ABSENT MANIFEST ERROR. THE COMPANY AND THE HOLDERS OF THE NOTES SHALL TREAT EACH PERSON WHOSE NAME IS RECORDED IN THE REGISTER AS THE OWNER OF THE APPLICABLE NOTES FOR ALL PURPOSES, INCLUDING THE RIGHT TO RECEIVE PAYMENTS HEREUNDER, NOTWITHSTANDING NOTICE TO THE CONTRARY. THIS NOTE MAY BE ASSIGNED OR SOLD IN WHOLE OR IN PART, TO THE EXTENT PERMITTED PURSUANT TO SECTION 8(A) AND ANY OTHER TERMS HEREOF, ONLY BY REGISTRATION OF SUCH ASSIGNMENT OR SALE ON THE REGISTER. UPON ITS RECEIPT OF A SATISFACTORY REQUEST TO ASSIGN OR SELL ALL OR PART OF THIS NOTE BY THE HOLDER AND THE PHYSICAL SURRENDER OF THIS NOTE TO THE COMPANY, THE COMPANY SHALL RECORD THE INFORMATION CONTAINED THEREIN IN THE REGISTER AND ISSUE ONE OR MORE NEW NOTES, THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF WHICH IS THE SAME AS THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTE TRANSFERRED, TO THE TRANSFEREE PURSUANT TO SECTION 8.

8.    TRANSFERS.

(a)    This Note shall not be transferrable except in accordance with the provisions of the Securityholders Agreement and the Articles.

(b)    Subject to Section 8(a), this Note (or any part thereof) shall be transferable to any person by execution of the form of transfer substantially in the form set forth in Appendix 1 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing. The transferor of this Note shall be deemed to remain the owner of this Note transferred until the name of the transferee is entered in the Register in respect thereof. This Note shall be delivered for registration to the Company accompanied by such other evidence as the Company may reasonably require to prove the title of the transferor or its right to transfer this Note and its identity and, if the form of transfer is executed by some other person on behalf of the transferor or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

(c)    Where only part of the outstanding principal amount of this Note has been transferred or converted, a new Note in respect of the outstanding principal amount of this Note not so transferred or converted shall, within ten (10) Business Days after the delivery of the old Note to the Company, be issued and made available for collection at the principal place of business of the Company or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the Holder not so transferred or converted (but free of charge to the Holder) to the address of the Holder appearing on the Register.

(d)    Each new Note to be issued upon a transfer of this Note shall, within ten (10) Business Days of receipt by the Company of the Note to be transferred and the endorsed form of transfer complying with the requirements of this Section 8, be made available for collection at the principal place of business of the Company, or if so requested in the form of transfer, be mailed by uninsured mail (at the risk of the transferee) to the address specified in the form of transfer.

9.    CONVERSION.

(a)    If the closing of a Qualified Listing occurs prior to the Maturity Date, then, at any time during the period commencing on such Qualified Listing closing and ending on the Business Day immediately prior to the Maturity Date (the “Optional Conversion Period”), the Holder shall have the right (but not the obligation) to require the Company to convert all or any portion of the outstanding principal amount of this Note into Class A Ordinary Shares (the “Optional Conversion Right”). The number of Class A Ordinary Shares to be issued to the Holder on any exercise of the Optional Conversion Right shall be determined by dividing the outstanding principal amount of this Note so converted as set forth in the Optional Conversion Notice (the “Optional Conversion Amount”) by the then-prevailing Conversion Price (which is subject to adjustments as set forth in Section 9(d) and Section 10). To exercise the Optional Conversion Right, the Holder shall, by no later than ten (10) Business Days prior to the expiry of the Optional Conversion Period, (A) complete, execute and deliver a notice of conversion substantially in the form set forth in Appendix 2 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing (“Optional Conversion Notice”) and (B) surrender this Note, duly endorsed, to the Company during normal business hours at the principal office of the Company. An Optional Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Company consents in writing to such withdrawal. Upon any exercise of the Optional Conversion Right by the Holder, the Optional Conversion Amount shall be converted into Conversion Shares in the manner contemplated in Section 9(c) on the “Conversion Date,” which is the fifth (5th) Business Day after the date on which the Holder has complied with the conditions of such exercise as set forth in Section 9(a), including the delivery of the Optional Conversion Notice and surrender of this Note to the Company.

(b)    If the closing of a Qualified Listing occurs prior to the Maturity Date, then, at any time during the period commencing on the first (1st) anniversary of such Qualified Listing closing and ending on the Business Day immediately prior to the Maturity Date (the “Mandatory Conversion Period”), the Company shall have the right (but not the obligation) to convert all, but not less than all, of the outstanding principal amount of this Note into Class A Ordinary Shares, so long as the USD Closing Price of the Class A Ordinary Shares for each of any twenty (20) Trading Days occurring within a period of thirty (30) consecutive Trading Days, the first of which occurs within the Mandatory Conversion Period and the last of which occurs not more than five (5) Trading Days prior to the date of the Mandatory Conversion Notice, is at least one hundred twenty five percent (125%) of the Conversion Price (the “Mandatory Conversion Right”). The number of Class A Ordinary Shares to be issued to the Holder on any exercise of the Mandatory Conversion Right by the Company shall be determined by dividing the outstanding principal amount of this Note by the applicable Conversion Price, subject to adjustments as set forth in Section 9(d) and Section 10. To exercise the Mandatory Conversion Right, the Company shall complete, execute and deliver a notice of conversion substantially in the form set forth in Appendix 3 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing (“Mandatory Conversion Notice”) by no later than ten (10) Business Days prior to the expiry of the Mandatory Conversion Period. A Mandatory Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Holder consents in writing to such withdrawal. Upon any exercise of the Mandatory Conversion Right by the Company, this Note shall be converted into Conversion Shares in the manner contemplated in Section 9(c) on the “Conversion Date,” which is the fifth (5th) Business Day after the date on which the Company has complied with the conditions of such exercise as set forth in Section 9(b), including the delivery of the Mandatory Conversion Notice to the Holder.

(c)    On any Conversion Date, the Company shall pay or deliver, or cause the payment or delivery of, the relevant number of Conversion Shares, and any other securities, property or cash (including any cash payable in lieu of fractional shares pursuant to Section 9(d)) that may be deliverable or payable upon the conversion of this Note plus accrued and unpaid Interest with respect to the applicable principal amount, if any, to (but excluding) the Conversion Date, to the Holder and shall (i) simultaneously upon the issue of such Conversion Shares instruct the Company’s share registry to enter the Holder in the register of members of the Company as the holder of those Conversion Shares or (ii) if the Conversion Shares are eligible for book-entry settlement through a depositary, deliver such Conversion Shares to the Holder in compliance with such depositary’s procedures. The delivery of the Conversion Shares to the Holder in the manner contemplated above will be deemed to satisfy the obligation of the Company to pay the principal amount of this Note so converted. The Holder shall be treated for all purposes as the record holder of such Conversion Shares on the Conversion Date, and from and after such conversion, this Note shall cease to be outstanding for any purpose whatsoever. If a portion of this Note is converted upon any exercise of the Optional Conversion Right by the Holder pursuant to Section 9(a), the Company shall issue a new Note, the aggregate outstanding principal amount of which is the same as the unconverted principal amount of this Note, to the Holder and record the reduction in the outstanding principal amount in the Register immediately after the Conversion Date.

(d)    Fractions of Conversion Shares shall not be issued on any conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal amount of this Note that would otherwise be converted into such fractional share on the Conversion Date in accordance with Section 6.

(e)    Any issuance and delivery of Conversion Shares upon any conversion of this Note shall be made without charge to the Holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in connection with the issuance of such Conversion Shares, provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in connection with any transfer involved in the issuance of any Conversion Shares or other securities to a person other than the Holder upon conversion of this Holder, and the Company shall not be required to issue or deliver such Conversion Shares or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable. If Class A Ordinary Shares are listed on the Relevant Stock Exchange at the time of conversion, any listing of Conversion Shares on the Relevant Stock Exchange shall be made without charge to the Holder for any listing fees or expenses charged by the Relevant Stock Exchange.

(f)    So long as this Note remains outstanding, the Company shall reserve out of its authorized but unissued share capital, such number of Class A Ordinary Shares as would be required to be delivered on conversion of the outstanding principal amount of this Note and shall ensure that all Conversion Shares delivered on the conversion of this Note will vest in the Holder full legal and valid title to and full beneficial ownership of such Class A Ordinary Shares, free and clear of all Encumbrances other than those created by the Holder or as set out in the Shareholders Agreement and the Articles, and rank pari passu and carry the same rights and privileges in all other Class A Ordinary Shares issued (including the right to dividends and distributions) and such Conversion Shares will be duly and validly issued and allotted, fully paid and nonassessable, subject to the restrictions on transfer under this Note, the Securityholders Agreement and the Articles.

(g)    After the closing of the Qualified Listing, in the event that the Company makes a pubic filing or announcement that it has received written notice of delisting from the Relevant Stock Exchange, the Company shall notify the Holder as soon as practicable that such public filing or announcement has been made.

10.    ADJUSTMENTS TO CONVERSION PRICE.

(a)    Definitions. The following terms shall have the meanings specified in this Section 10(a):

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Cash Dividend” means any dividend or distribution in respect of Class A Ordinary Shares which is to be paid or made to all or substantially all holders of Class A Ordinary Shares in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to the holders of Class A Ordinary Shares upon or in connection with a reduction of capital.

“Current Market Price” means, in respect of a Class A Ordinary Share (or any other securities) on a particular date, the average of the Volume Weighted Average Price of Class A Ordinary Shares (or such other securities) on each of the twenty (20) consecutive Trading Days ending on the Trading Day immediately preceding such date.

“Equity Securities” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or shares issued by the Company.

“Ex-Dividend Date” means the first date on which Class A Ordinary Shares (or any other securities) trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Ordinary Shares (or any other securities) on such Relevant Stock Exchange (in the form of due bills or otherwise) as determined by such Relevant Stock Exchange.

“Fair Market Value” means, with respect to a Class A Ordinary Share or any Distributed Property on any date, the fair market value of such Class A Ordinary Share or Distributed Property as determined by the Calculation Agent in good faith; provided that where such Class A Ordinary Share or Distributed Property is listed or quoted on a Relevant Stock Exchange of adequate liquidity (as determined in good faith by the Calculation Agent), the Current Market Price of such Class A Ordinary Share or Distributed Property on such date.

“Other Instruments” means options, warrants, rights, convertible securities, exchangeable securities or other similar securities granting a right, directly or indirectly to subscribe for or purchase or acquire ordinary shares in the capital of the Company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Ordinary Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Volume Weighted Average Price” means, in respect of a Class A Ordinary Share (or any other securities) on any Trading Day, the order book volume weighted average price of a Class A Ordinary Share (or such other securities) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, published by or derived (in the case of a Class A Ordinary Share) from the relevant Bloomberg page or (in the case of such other securities) from the principal stock exchange or securities market on which such other securities are then listed, quoted or traded, if any, or, in any such case, such other source as shall be determined in good faith to be appropriate by the Calculation Agent, provided that if on any such Trading Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Class A Ordinary Share (or such other securities), in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined or determined as the Calculation Agent might otherwise determine in good faith to be appropriate. The “Volume Weighted Average Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If the American depositary shares representing Class A Ordinary Shares are listed and traded on the Relevant Stock Exchange, the Volume Weighted Average Price of Class A Ordinary Shares shall be deemed to be the Volume Weighted Average Price of the American depositary shares on the Relevant Stock Exchange, divided by the number of Class A Ordinary Shares represented by one American depositary share.

(b)    The “Conversion Price” will be subject to adjustment as follows:

(1)     Consolidation, Reclassification, Redesignation or Subdivision:

Adjustment: If and whenever there shall be an alteration to the number of the Class A Ordinary Shares as a result of consolidation, reclassification, redesignation or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the open of business on the effective date of such alteration by the following fraction:

A

B

where:

A	is the aggregate number of Class A Ordinary Shares immediately before the open of business on the effective date of such alteration; and

B	is the aggregate number of Class A Ordinary Shares immediately after the open of business on the effective date of such alteration.

Effective Date of Adjustment: Such adjustment shall become effective after the open of business on the effective date of such alteration.

(2)     Capitalisation of Profits or Reserves:

Adjustment: If and whenever the Company shall issue any Class A Ordinary Shares as a dividend or distribution on Class A Ordinary Shares credited as fully paid to all or substantially all holders of Class A Ordinary Shares by way of capitalisation of profits or reserves (including any share premiums account or capital redemption reserve), other than (x) where any such Class A Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the shareholders would or could otherwise have elected to receive, (y) where the Company’s shareholders may elect to receive a Cash Dividend in lieu of such Class A Ordinary Shares or (z) where any such Class A Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the close of business on the Record Date for such issuance by the following fraction:

A

B

where:

A	is the aggregate number of the Class A Ordinary Shares outstanding immediately before such issuance; and

B	is the aggregate number of the Class A Ordinary Shares outstanding immediately after such issuance.

Effective Date of Adjustment: Such adjustment shall become effective after the close of business on the Record Date for such issuance of Class A Ordinary Shares. If any dividend or distribution of the type described in this Section 10(b)(2) is declared but not so issued, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(3)     Cash Dividend and Distributed Property:

Adjustment: If and whenever the Company shall pay any Cash Dividend or distribute its Equity Securities, evidence of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities, to all or substantially all holders of Class A Ordinary Shares, excluding alterations, dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10(b)(1) or Section 10(b)(2) (any of such Equity Securities, evidence of indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities of the Company, the “Distributed Property”), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the close of business on the Record Date for such Cash Dividend or Distributed Property by the following fraction:

A – B

A

where:

A	is the Fair Market Value per Class A Ordinary Share on the Record Date (in the case of an adjustment before the Qualified Listing) or the Ex-Dividend Date (in the case of an adjustment after the Qualified Listing) for such Cash Dividend or Distributed Property; and

B	is the amount of Cash Dividend per Class A Ordinary Shares the Company distributes to all or substantially all holders of Class A Ordinary Shares or the Fair Market Value of the Distributed Property with respect to each outstanding Class A Ordinary Share on the Record Date for such Distributed Property, as applicable.

Effective Date of Adjustment: Such adjustment shall become effective after the close of business on the Record Date for such Cash Dividend or Distributed Property. If any Cash Dividend or Distributed Property described in this Section 10(b)(3) is declared but not so paid, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such Cash Dividend or Distributed Property, to the Conversion Price that would then be in effect if such Cash Dividend or Distributed Property had not been declared.

Notwithstanding the foregoing, if “B” (as defined above) is equal to or greater than “A” (as defined above), in lieu of the foregoing adjustment, the Holder shall receive, at the same time and upon the same terms as holders of Class A Ordinary Shares, the Cash Dividend or the amount and kind of Distributed Property the Holder would have received with respect to Class A Ordinary Shares issuable upon conversion of this Note as if this Note were converted by the Holder immediately prior to the Record Date for such Cash Dividend or Distributed Property.

(4)     Pro Rata, Non Pro Rata and 20% Issuances:

Adjustment:

(i)    Pro Rata Issuance: After the closing of the Qualified Listing, if and whenever the Company shall issue or grant, to all or substantially all holders of Class A Ordinary Shares, Class A Ordinary Shares or any Other Instruments which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Class A Ordinary Shares, in each case at a price per Class A Ordinary Share which is less than the Current Market Price per Class A Ordinary Share on the date of first public announcement of such issuance or grant;

(ii)    Non Pro Rata Issuance: After the closing of the Qualified Listing, if and whenever the Company shall issue or grant, to any person or persons, Class A Ordinary Shares or any Other Instruments, which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Class A Ordinary Shares, in each case at a price per Class A Ordinary Share which is less than 90% of the Current Market Price per Class A Ordinary Share on the date of first public announcement of such issuance or grant, or

(iii)    20% Issuance: After the closing of the Qualified Listing with respect to which the Relevant Stock Exchange is The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market, if and whenever the Company shall, in any private offering, issue or grant, to any person or persons, Class A Ordinary Shares or any Other Instruments which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Class A Ordinary Shares, in any transaction or series of related transactions, which (x) have, or will have upon issuance, voting power equal to or in excess of twenty percent (20%) of the voting power outstanding immediately prior to such issuance or grant or (y) represent twenty percent (20%) or more of the total number of Class A Ordinary Shares outstanding immediately prior to such issuance or grant, in each case, at a price per Class A Ordinary Share which is less than the lower of (i) the Closing Price immediately preceding the signing of the binding agreement for such issuance or grant or (ii) the average Closing Price for the five Trading Days immediately preceding the signing of the binding agreement for such issuance or grant (such lower price, the “Minimum Market Price”), in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the close of business on the effective date for such issuance or grant by the following fraction:

A + B

A + C

where:

A	is the aggregate number of Class A Ordinary Shares outstanding immediately prior to the close of business on such effective date;

B	is the number of Class A Ordinary Shares which the aggregate consideration (if any) receivable for such Class A Ordinary Shares, or for such Other Instruments and the total number of Class A Ordinary Shares deliverable upon the exercise thereof, would purchase or otherwise acquire at such Current Market Price per Class A Ordinary Share on the date of first public announcement of such issuance or grant (or, in the case of any adjustment pursuant to Section 10(b)(4)(iii), such Minimum Market Price); and

C	is the number of Class A Ordinary Shares to be issued or, as the case may be, the maximum number of Class A Ordinary Shares which may be issued upon conversion or exchange or exercise of rights of subscription or purchase in respect of such Other Instruments at the initial conversion, exchange, subscription or purchase price or rate.

Effective Date of Adjustment: Such adjustment shall become effective immediately after the close of business on the effective date for such issuance or grant. To the extent that Class A Ordinary Shares are not so issued or delivered after the expiration of such Other Instruments, the Conversion Price shall be immediately readjusted to the Conversion Price that would then be in effect had the adjustment with respect to the issuance of such Class A Ordinary Shares or such Other Instruments been made on the basis of delivery of only the number of Class A Ordinary Shares actually issued or delivered.

(iv)    For purposes of this Section 10(b)(4), in determining whether any Other Instruments entitle the holders to subscribe for or purchase Class A Ordinary Shares at a price that is less than the Current Market Price per Class A Ordinary Share on the date of first public announcement of such issuance or grant (or, in the case of any adjustment pursuant to Section 10(b)(4)(iii), such Minimum Market Price), and in determining the aggregate offering price of such Class A Ordinary Shares, there shall be taken into account any consideration received by the Company for such Other Instruments and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

(c)    Notwithstanding provisions of Sections 10(b) (1) through (4):

(i)    no adjustment shall be made to the Conversion Price in connection with any public offering or listing of Class A Ordinary Shares or Other Instruments on any stock exchange or securities market other than the one on which the Qualified Listing occurs;

(ii)    no adjustment shall be made to the Conversion Price where Class A Ordinary Shares or Other Instruments are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, (A) employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme, (B) as consideration with respect to a bona fide acquisition in good faith by the Company or any of its subsidiaries in an arm’s length transaction or series of related arm’s length transactions, unless the total number of Class A Ordinary Shares which may be issued pursuant to such acquisition represents, in aggregate, twenty percent (20%) or more of the average number of issued and outstanding Class A Ordinary Shares during the 12-month period immediately prior to such issuance, in which case only such portion of such issuance of Class A Ordinary Shares that exceeds twenty percent (20%) of the average number of issued and outstanding Class A Ordinary Shares during such 12-month period shall be taken into account in determining any adjustment of the Conversion Price pursuant to this Section 10, or (C) in connection with the closing of the Qualified Listing;

(iii)    the Company undertakes to appoint the Calculation Agent within ten (10) days after any adjustment event specified in Sections 10(b)(2) through (4), who will, in each case, calculate the adjustment to the Conversion Price;

(iv)    the Conversion Price shall not fall below the par value of the Conversion Shares; and

(v)    on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price (with 0.00000000000005 being rounded down). No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

11.    COMPANY COVENANTS.

(a)    Financial Conditions. The Company shall ensure that: (a) its Leverage will not exceed 3.00 to 1.00; and (b) its Tangible Net Worth will not fall below RMB 25,000,000,000, in each case, at any time. The financial covenants set out in this Section 11(a) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements of the Company delivered pursuant to clause 7.1.2 of the Securityholders Agreement on each Testing Date (save that the first Testing Date shall fall at least three months after the Issuance Date).

(b)    Financial Condition Definitions. For the purpose of Section 11(a), the following terms shall have the meanings specified in this Section 11(b):

“Bonds Payable” means, as at the end of any Relevant Period, the amount classified as “convertible bonds” or “应付债券” of the Group (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled as “convertible bonds” or “应付债券” (or any like captions) in the notes to the consolidated financial statements or the consolidated balance sheet of the Company, respectively.

“Borrowings” means, as at the end of any Relevant Period, the amount classified as “borrowings” or “借款” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled as “borrowings” or “借款” (or any like captions) in the consolidated balance sheet of the Company, for the avoidance of doubt: (i) excluding the amount classified as “interest payable” or “应付利息” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP, respectively, and which is listed or which would typically be listed under the item titled “interest payable” or “应付利息” (or any like captions) in the notes to the consolidated financial statements of the Company; and (ii) adding Bonds Payable to the extent not already included (without double counting).

“EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group Company before taxation which, for the avoidance of doubt, shall be calculated: (i) after deducting Operating Interest Expense; (ii) before deducting Finance Charges; (iii) not including any accrued interest owing to any member of the Group Company; (iv) before taking into account any exceptional, one-off, non-recurring or extraordinary items; (v) after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group Company which is attributable to minority interests; (vi) before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); (vii) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset after 31 December 2018; and (vi) before taking into account any share-based compensation to the extent included in the related operating expense categories in accordance with the applicable accounting principles, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group Company before taxation.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, or depreciation or impairment of assets of members of the Group Company (and taking no account of the reversal of any previous impairment charge made in that Relevant Period).

“Finance Charges” means, for any Relevant Period, the amount classified as “finance cost” or “利息支出” of the Group Company (on a consolidated basis) in accordance with IFRS or PRC GAAP and which is listed or which would typically be listed under the item “finance cost” or “利息支出” (or any like captions) in the consolidated statement of income of the Company.

“GAAP” means: (i) prior to the closing of the Qualified Listing, in respect of any audited financial statements of the Company, PRC GAAP; and in respect of any unaudited financial statements of the Company, IFRS; and (ii) following the closing of the Qualified Listing, such generally accepted accounting principles on the basis of which the financial statements of the Company are required to be prepared by the Relevant Stock Exchange.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Leverage” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Non-operating Lease Liability” means the amount of any liability in respect of any lease or hire purchase contract which would typically, in accordance with PRC GAAP or IFRS, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with the accounting principles applicable to the Original Financial Statements of the Company, have been treated as an operating lease).

“Operating Interest Expense” means the amount classified as “interest expense” of the Group Company (on a consolidated basis) in accordance with GAAP and listed or would be listed under the item titled “interest expense” (or any like captions) in the consolidated financial statements of the Company.

“Original Financial Statements” means the audited consolidated financial statements of the Group Company for the financial year ended 31 December 2019 and the unaudited financial statements of the Group Company for the financial half year ended 30 June 2020.

“PRC GAAP” means generally accepted accounting principles in the PRC.

“Relevant Period” means: (i) each financial year of the Company; or (ii) each period beginning on the first day of the second half of a financial year of the Company and ending on the last day of the first half of its next financial year.

“Specified ABS” means any asset-backed security (i) issued by any member of the Group Company that is not insured or guaranteed by Ping An Property and Casualty Insurance Company of China, Ltd. or (ii) supported by any receivables of any member of the Group Company on a recourse basis.

“Specified Third Party Guarantee” means any guarantee provided by any member of the Group Company to any person which is not a member of the Group Company and not reflected in the consolidated balance sheet of the Company.

“Tangible Net Worth” means, at any time, Total Assets of the Company less: (i) all amounts which, in accordance with GAAP would be included under the caption “Total liabilities” (or any like captions) on a consolidated balance sheet of the Company at such time; (ii) all amounts attributable to goodwill or any other intangible assets of the Company; and (iii) minority interests.

“Testing Date” means each of June 30 and December 31.

“Total Assets” means, at any time, all amounts which, in accordance with GAAP, would be included under the caption “Total assets” (or any like captions) on a consolidated balance sheet of the Company at such time.

“Total Debt” means, at any time, the aggregate (without double counting) of: (i) Borrowings; (ii) fifteen percent (15%) of the aggregate amount of all Specified ABS; (iii) fifteen percent (15%) of the aggregate amount of all Specified Third Party Guarantee; and (iv) Non-operating Lease Liabilities.

(c)    Negative pledge.

(i)    The Company shall not create or permit to subsist any Security over any of its assets.

(ii)    The Company shall not: (A) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any Significant Subsidiary (“Restricted Member”); (B) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (C) enter into or permit to subsist any title retention arrangement; (D) enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (E) enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising indebtedness or of financing the acquisition of an asset. Any arrangement or transaction described in this Section 11(c)(ii) is referred to herein as a “Quasi-Security”.

(iii)    Sections 11(c)(i) and 11(c)(ii) shall not apply to: (A) any Security or Quasi-Security existing as of the Issuance Date except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount so secured as of the Issuance Date; (B) any netting or set-off arrangement entered into by any Restricted Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (C) any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a Restricted Member for the purpose of: (1) hedging any risk to which any Restricted Member is exposed in its ordinary course of trading; or (2) its interest rate or currency management operations which are carried out in the ordinary course of day-to-day business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction; (D) any lien arising by operation of law and in the ordinary course of trading, provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned; (E) any Security or Quasi-Security over or affecting any asset acquired by a Restricted Member after the date of this Note if: (1) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a Restricted Member; (2) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Restricted Member; and (3) the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset; (F) any Security or Quasi-Security over or affecting any asset of any person which becomes a Restricted Member after the Issuance Date, where the Security or Quasi-Security is created prior to the date on which that person becomes a Restricted Member, if: (1) the Security or Quasi-Security was not created in contemplation of the acquisition of that person; (2) the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and (3) the Security or Quasi-Security is removed or discharged within one month of that person becoming a Restricted Member; (G) any Security or Quasi-Security created pursuant to the Transaction Documents; (H) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Restricted Member in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Restricted Member; (I) any Security or Quasi-Security created in favor of any other member of the Group Company, provided that such member of the Group Company does not assign or transfer any of its rights or interests in respect of such Security or Quasi-Security to any person who is not a member of the Group Company; (J) any Security or Quasi-Security arising in the ordinary course of trading of a Restricted Member over or affecting any asset of that Restricted Member; (K) any Security or Quasi-Security securing indebtedness, the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any Restricted Member other than any permitted under clauses (A) to (J) above) does not at any time exceed the higher of (1) 10 percent (10%) of the Tangible Net Worth and (2) US$500,000,000 (in each case, or its equivalent in another currency or currencies) (determined by reference to the latest financial statements of the Company); or (L) any Security replacing any Security permitted under clauses (A) to (K) above or this clause (L) and securing indebtedness or obligations whose principal amount does not exceed the maximum principal amount secured, or which could be secured, by the replaced Security when it is replaced.

(g)    Related Person Transactions. The Company shall not enter into any transaction with any person except in the ordinary course of trading on arm’s length terms and for full market value; provided that this Section 11(d) shall not apply to: any disposal permitted under Section 11(e).

(h)    Disposals. The Company shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset; provided that this Section 11(e) shall not apply to any sale, lease, transfer or other disposal: (i) as part of an amalgamation, demerger, merger (A) on a solvent basis where all of the Company’s business and assets remain within the Company, or (B) where required by any statutory, regulatory or court-ordered guidance, request, requirement or order (provided that in each case, the resulting or surviving entity is the Company) or corporate reconstruction; (ii) made in the ordinary course of trading of the disposing entity; (iii) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash); or (iv) of receivables made in the ordinary course of the disposing party’s personal lending business (pursuant to any asset-backed securities arrangements or otherwise) on arm’s length terms for cash on a non-recourse basis (such that the recourse is limited to such receivables (which are customarily provided as security under asset-backed securities arrangements of a similar nature and, in any event, without any recourse to any other member of the Group Company or assets of any other member of the Group Company)) provided that the amount of cash proceeds received from such sale, transfer or other disposal of such receivables shall not be less than 85 percent (85%) of the weighted average of the notional value of such receivables over a period of ninety (90) days immediately preceding the date of such sale, lease, transfer or other disposal.

(i)    Change of Business. The Company shall procure that no substantial change is made to the general nature of the business of the Group Companies (taken as a whole) from that carried on at the Issuance Date.

12.    PUT RIGHT.

(a)    In the event (i) after the closing of the Qualified Listing, (A) the Class A Ordinary Shares or the American depositary shares representing the Class A Ordinary Shares (if applicable) cease to be listed or quoted on the Relevant Stock Exchange and (B) none of the Class A Ordinary Shares, the American depositary shares representing the Class A Ordinary Shares (if applicable) or any other securities the Class A Ordinary Shares would be converted into, or exchanged for is listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or the Hong Kong Stock Exchange (Main Board) (or any of their respective successors) (a “Delisting Event”), or (ii) any change in or amendment to the applicable Laws of the PRC results in (x) the Group Companies, as a whole, being legally prohibited from operating all or substantially all of its business operations and unable to continue to derive all or substantially all of the economic benefits from its business operations (as in existence immediately prior to such change in law) as reflected in its latest consolidated financial statements and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group Companies (as in existence immediately prior to such change in law) in the same manner as reflected in in its latest consolidated financial statements (a “VIE Event”), the Holder shall have the right (the “Put Right”), at the Holder’s option, to require the Company to repurchase all or any portion of the outstanding principal amount of this Note on the thirtieth (30th) Business Day after the Put Right Notice has been given to the Holder (the “Put Date”) at 100% of such outstanding principal amount plus accrued and unpaid Interest with respect to such outstanding principal amount, if any, to (but excluding) the Put Date (the “Put Price”).

(b)    On or before the twentieth (20th) calendar day after the occurrence of any Delisting Event or VIE Event, the Company shall deliver notice with respect to the Put Right to the Holder (the “Put Right Notice”) stating: (i) the Put Date; (ii) the date of such Delisting Event or VIE Event and, briefly, the events causing such trigger; (iii) the date by which the Put Notice (as defined below) must be given; (iv) the Put Price and the method by which such amount will be paid; (v) the procedures that the Holder must follow and the requirements that the Holder must satisfy in order to exercise the Put Right; (vi) that a Put Notice, once validly given, may not be withdrawn, and (vii) if the Put Right Notice is delivered after a Qualified Listing, the Conversion Price as of the date of the Put Right Notice and the last day on which the Optional Conversion Right may be exercised.

(c)    To exercise its rights to require the Company to purchase this Note, the Holder must deliver a written irrevocable notice of the exercise of such right substantially in the form set forth in Appendix 4 endorsed under its common seal or under the hand of a director or a duly authorized officer in writing (a “Put Notice”) and surrender this Note, duly endorsed, to the Company during normal business hours at the principal office of the Company by no later than ten (10) Business Days prior to the Put Date. For the avoidance of doubt, after the closing of a Qualified Listing, the Holder may exercise the Optional Conversion Right at any time during the Optional Conversion Period with respect to any portion of the outstanding principal amount of this Note only if the Holder has not delivered a Put Notice with respect to such portion of the outstanding principal amount of this Note.

(d)    Following the payment of the Put Price by the Company on the Put Date, (i) this Note will cease to be outstanding; and (ii) all other rights of the Holder with respect to the portion of the outstanding principal amount of this Note repurchased shall terminate (other than the right to receive the Put Price). If a portion of this Note is surrendered for redemption pursuant to Section 12(a), the Company shall issue a new Note, the aggregate outstanding principal amount of which is the same as the principal amount of this Note not repurchased by the Company, to the Holder and record the reduction in the outstanding principal amount in the Register immediately after payment of the Put Price by the Company on the Put Date.

(e)    Notwithstanding the foregoing, the Company shall not be required to repurchase this Note on any date at the option of the Holder upon a Delisting Event or VIE Event if the outstanding principal amount of this Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (including as a result of the payment of the Put Price with respect to this Note and any related interest on the Put Date).

13.    EVENTS OF DEFAULT.

(a)    For purpose of this Note, each of the following events shall be an “Event of Default” hereunder:

(i)    the Company does not pay any principal amount payable pursuant to this Note on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(ii)    the Company does not pay any amount of Interest due and payable pursuant to this Note, and such default continues for a period of five (5) Business Days;

(iii)    the Conversion Shares are not promptly issued on the Conversion Date in accordance with this Note, and such failure continues for five (5) Business Days;

(iv)    breach by the Company of any of its other obligations under this Note, which is not cured within sixty (60) days after written notice of such breach by the Holder to the Company;

(v)    default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of the Company and/or such Subsidiary, (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal of, or interest on, any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case of (A) and (B) above, where the aggregate amount of such indebtedness due and payable is in excess of US$50 million (or its foreign currency equivalent) and is not discharged or such acceleration is not rescinded or annulled within a period of thirty (30) days after such default;

(vi)    the Company or any of its Significant Subsidiaries shall (A) discontinue its business, (B) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (C) make a general assignment for the benefit of creditors, (D) generally fail to pay its debts as they become due, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes under any such law, effecting any of the foregoing;

(vii)    there shall be filed against the Company or any of its Significant Subsidiaries an involuntary petition seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or the appointment of a receiver, trustee, custodian, liquidator or other similar official of the Company or such Significant Subsidiary or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition is not dismissed or stayed after sixty (60) days of being filed; or

(viii)    a final judgment for the payment of US$50 million (or its foreign currency equivalent) or more rendered against the Company or any of its Subsidiaries if such amount is not covered by insurance or an indemnity and such judgment is not discharged or stayed within sixty (60) days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished.

(b)    Upon and at any time after the occurrence of an Event of Default which is continuing, the Holder may, by written notice to the Company, declare that this Note (and all accrued and unpaid Interest) shall be immediately due and payable, whereupon 100% of the principal and accrued and unpaid Interest on the Note shall become immediately due and payable in cash. The Company shall notify the Holder promptly in writing upon becoming aware of the occurrence of any event that is an Event of Default or after notice or passage of time, or both, would be, an Event of Default.

(c)    The Holder may (and upon execution of an instrument or instruments in writing by the Holder, the Holder shall be deemed to) rescind an acceleration or waive any existing Event of Default, other than a continuing default under Section 13(a)(i), (ii) or (iii), together with any of the consequences of such Event of Default. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any right of the Holder consequent thereon.

(d)    No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

14.    TAX GROSS-UP.

(a)    All payments made by or on behalf of the Company in respect of this Note shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied collected, withheld or assessed by the Cayman Islands or the PRC or, in each case, any authority thereof or therein having power to tax (each, a “Relevant Jurisdiction”), unless such deduction or withholding is required by Law.

(b)    If the Company is required to make such deduction or withholding by or within any Relevant Jurisdiction the Company shall pay such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by them had no such deduction or withholding been required, except that no Additional Amounts shall be payable in respect of any Note to the Holder (or to a third party on behalf of the Holder) if such taxes, duties, assessments or governmental charges in respect of this Note:

(i)    is imposed by reason of the Holder or beneficial owner having some connection with the Relevant Jurisdiction other than the mere holding of this Note or the receipt of amounts in respect of this Note;

(ii)    is imposed as a result of the failure of the Holder or beneficial owner to comply with certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of such Holder or beneficial owner, if compliance is required by statute or by regulation of a Relevant Jurisdiction as a precondition to relief or exemption from the Additional Amounts, provided that the Company has or its agent has provided the Holder or its nominee with at least thirty (30) calendar days’ written notice that such Holder or beneficial owner shall be required to comply with any such information, documentation or reporting requirement;

(iii)    is imposed on the Holder as a result of the presentation of this Note (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would be entitled to Additional Amounts had this Note been presented for payment on the last day of such 30-day period;

(iv)    is imposed as a result of the presentation of any Note for payment to a paying agent (where presentation is required) where the payment could be made without such withholding or deduction by the presentation of this Note for payment to at least one other paying agent;

(v)    is an estate, inheritance, gift, sale, transfer or personal property tax or any similar tax, assessment or governmental charge;

(vi)    is imposed other than by withholding or deduction from payments on or in respect of any Note; or

(vii)    is imposed as a result of any combination of (i) through (vi) above.

(c)    Additional Amounts shall not be paid with respect to any amounts withheld or deducted pursuant to, or in connection with, Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder or official guidance with respect thereto (“FATCA”), including any agreement with the U.S. Internal Revenue Service with respect thereto, any intergovernmental agreement with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or in connection with, FATCA or any intergovernmental agreement with respect to FATCA.

(d)    References herein to principal amount and Interest shall be deemed also to refer to any Additional Amounts which may be payable under this Section 14.

(e)    In addition, Additional Amounts shall not be paid with respect to any payment on this Note to if the Holder is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(f)    The Company or its agent shall (i) make any such withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in the Relevant Jurisdiction in accordance with applicable law.

15.    REDEMPTION FOR TAXATION REASONS. SUBJECT TO SECTION 16, THE COMPANY MAY REDEEM ALL, BUT NOT LESS THAN ALL, OF THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE, AT ITS OPTION, AT ANY TIME, ON GIVING NOT LESS THAN THIRTY (30) NOR MORE THAN SIXTY (60) DAYS’ NOTICE (A “TAX REDEMPTION NOTICE”) TO THE HOLDER (WHICH NOTICE SHALL BE IRREVOCABLE), ON THE DATE SPECIFIED IN THE TAX REDEMPTION NOTICE FOR REDEMPTION (THE “TAX REDEMPTION DATE”) AT 100% OF THE OUTSTANDING PRINCIPAL AMOUNT THEREOF PLUS ACCRUED AND UNPAID INTEREST, IF ANY, TO (BUT EXCLUDING) THE TAX REDEMPTION DATE (THE “TAX REDEMPTION PRICE”), IF (I) THE COMPANY HAS OR WILL BECOME OBLIGED TO PAY ADDITIONAL AMOUNTS AS PROVIDED OR REFERRED TO IN SECTION 14 AS A RESULT OF ANY CHANGE IN, OR AMENDMENT TO, THE LAWS OF ANY RELEVANT JURISDICTION OR, IN EACH CASE, ANY POLITICAL SUBDIVISION OR ANY AUTHORITY THEREOF OR THEREIN HAVING POWER TO TAX, OR ANY CHANGE IN THE GENERAL APPLICATION OR OFFICIAL INTERPRETATION (WHETHER MADE BY WAY OF OFFICIAL STATEMENT OR OTHERWISE) OF SUCH LAWS, WHICH CHANGE OR AMENDMENT BECOMES EFFECTIVE ON OR AFTER THE ISSUANCE DATE AND (II) SUCH OBLIGATION CANNOT BE AVOIDED BY THE COMPANY TAKING REASONABLE MEASURES AVAILABLE TO IT, PROVIDED THAT NO TAX REDEMPTION NOTICE SHALL BE GIVEN EARLIER THAN NINETY (90) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE COMPANY WOULD BE OBLIGED TO PAY SUCH ADDITIONAL AMOUNTS WERE A PAYMENT IN RESPECT OF THIS NOTE THEN DUE.

16.    HOLDER ELECTION TO NOT BE REDEEMED. IF THE COMPANY GIVES A TAX REDEMPTION NOTICE PURSUANT TO SECTION 15, THE HOLDER WILL HAVE THE RIGHT TO ELECT THAT THIS NOTE SHALL NOT BE REDEEMED AND THAT THE PROVISIONS OF SECTION 14 SHALL NOT APPLY IN RESPECT OF ANY PAYMENT TO BE MADE IN RESPECT OF THIS NOTE WHICH FALLS DUE AFTER THE RELEVANT TAX REDEMPTION DATE, WHEREUPON NO ADDITIONAL AMOUNTS SHALL BE PAYABLE BY THE COMPANY IN RESPECT THEREOF PURSUANT TO SECTION 14 IN RESPECT OF THAT RELEVANT CHANGE IN LAW OR GENERAL APPLICATION OR OFFICIAL INTERPRETATION OF SUCH LAWS (WITHOUT PREJUDICE TO ANY ADDITIONAL AMOUNTS THAT MAY BECOME PAYABLE BY THE COMPANY UNDER SECTION 14 AS A RESULT OF ANY OTHER CHANGE IN LAW OR GENERAL APPLICATION OR OFFICIAL INTERPRETATION OF SUCH LAWS) AND PAYMENT OF ALL AMOUNTS BY THE COMPANY TO SUCH HOLDER IN RESPECT OF THIS NOTE SHALL BE MADE SUBJECT TO THE DEDUCTION OR WITHHOLDING OF ANY TAX REQUIRED TO BE DEDUCTED OR WITHHELD. TO EXERCISE A RIGHT PURSUANT TO THIS SECTION 16, THE HOLDER MUST COMPLETE, SIGN AND DEPOSIT DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL OFFICE OF THE COMPANY A DULY COMPLETED AND SIGNED NOTICE OF EXERCISE, IN THE FORM FOR THE TIME BEING CURRENT, OBTAINABLE DURING NORMAL BUSINESS HOURS FROM THE PRINCIPAL OFFICE OF THE COMPANY TOGETHER WITH THE THIS NOTE NO LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE TAX REDEMPTION DATE. SUCH NOTICE OF EXERCISE FROM THE HOLDER, ONCE DELIVERED, SHALL BE IRREVOCABLE AND MAY NOT BE WITHDRAWN WITHOUT THE COMPANY’S WRITTEN CONSENT.

17.    DIFFERENT LISTING ENTITY IN QUALIFIED LISTING. IN THE EVENT THAT ANY LEGAL ENTITY (OTHER THAN THE COMPANY) BECOMES THE LISTING ENTITY FOR PURPOSE OF THE QUALIFIED LISTING, THE COMPANY SHALL ENSURE THAT THE HOLDER RECEIVES REPLACEMENT CONVERTIBLE NOTES OR OTHER RIGHTS REASONABLY ACCEPTABLE TO THE HOLDER, WHICH IN ANY EVENT, SUBJECT TO APPLICABLE LAW, SHALL BE ON TERMS NO LESS FAVORABLE TO THE HOLDER THAN THOSE SET FORTH UNDER THIS NOTE AND THE SECURITYHOLDERS AGREEMENT.

18.    SUCCESSORS AND ASSIGNS. THE TERMS AND CONDITIONS OF THIS NOTE SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS OF THE PARTIES. NOTHING IN THIS NOTE, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS, REMEDIES, OBLIGATIONS, OR LIABILITIES UNDER OR BY REASON OF THIS NOTE, EXCEPT AS EXPRESSLY PROVIDED IN THIS NOTE.

19.    GOVERNING LAW AND DISPUTE RESOLUTION.

(a)    The validity, construction, interpretation, enforcement, and the rights of the parties under this Note shall be determined under, governed by and construed in accordance with the laws of New York without giving effect to conflict of laws principle.

(b)    Disputes between the parties shall be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules, except as amended as follows:

(i)    there shall be three (3) arbitrators to be appointed in accordance with the HKIAC Rules;

(ii)    the language to be used in the arbitral proceedings shall be English;

(iii)    subject to the overall discretion of the arbitration tribunal, the costs of the arbitration, including the HKIAC’s and arbitrators’ fees and legal costs, shall be borne by the party losing the arbitration;

(iv)    while such dispute is being arbitrated under this Section 19(b), none of the parties shall be permitted to disclose any information or details relating to such dispute without the written consent of the other parties to the dispute, except (i) to the parties’ professional advisors and the parties’ affiliates and their respective professional advisors; and (ii) as may be required by applicable laws or under the rules of any securities exchange; and

(v)    other than the matter being disputed, the parties shall continue to perform their respective obligations under this Agreement, which are not in dispute.

(c)    The award of the arbitration tribunal shall be final and binding. The parties shall waive their rights of appeal, if any, to the extent allowed by law.

20.    MISCELLANEOUS.

(a)    Section 13 (Announcements and Confidentiality), Section 18 (Severability), Section 19 (Notices), Section 22 (Third Party Rights) and Section 23 (Language Version) of the Securities Exchange Agreement are hereby incorporated in this Note by reference and shall apply mutatis mutandis to this Note.

(b)    Any term of this Note may be amended or waived with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 20(b) shall be binding upon the Company and the Holder.

(c)    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

(d)    This Note may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, Lufax Holding Ltd (陆金所控股有限公司) has caused this Note to be executed by an officer thereunto duly authorized.

Lufax Holding Ltd (陆金所控股有限公司)

By:
Name:
Title:

ACCEPTED AND AGREED:

The Holder:

[●]

By:
Name:
Title:

APPENDIX 1

FORM OF TRANSFER

LUFAX HOLDING LTD

(陆金所控股有限公司)

(incorporated in the Cayman Islands with limited liability)

OPTIONALLY CONVERTIBLE PROMISSORY NOTE

APPENDIX 2

FORM OF OPTIONAL CONVERSION NOTICE

APPENDIX 3

FORM OF MANDATORY CONVERSION NOTICE

APPENDIX 4

FORM OF PUT NOTICE

Schedule 3

COMPANY REPRESENTATIONS AND WARRANTIES

Schedule 4

INVESTOR REPRESENTATIONS AND WARRANTIES

Schedule 5

SECURITYHOLDERS AGREEMENT

Schedule 6

RESTATED ARTICLES

Schedule 7

SHAREHOLDING STRUCTURE